UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )
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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
UTi WORLDWIDE INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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UTi WORLDWIDE INC.

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi Services, Inc. 100 Oceangate Boulevard, Suite 1500 Long Beach, CA 90802 USA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

We cordially invite you to attend the 2010 Annual Meeting of Shareholders of UTi Worldwide Inc. to be held in UTi’s Long Beach Solutions Center located at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, on Monday, June 14, 2010 at 9:00 A.M. (California time) for the following purposes:

1. To elect three class “A” directors to our Board of Directors for a term of three years and until their respective successors are duly elected and qualified;

2. To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company; and

3. To transact such other business as may properly come before the annual meeting or any postponement(s) or adjournment(s) thereof.

Our Board of Directors has fixed May 3, 2010 as the record date for determining the shareholders entitled to vote at the meeting.

A proxy solicited by our Board of Directors, together with our proxy statement and a copy of our 2010 annual report to shareholders, are enclosed herewith. Whether or not you plan to attend the annual meeting, please sign, date and return the proxy promptly in the enclosed reply envelope provided for that purpose. You may also vote by telephone or by Internet by following the instructions on your proxy card. This will not prevent you from voting in person at the meeting, but will assure your vote is counted if you are unable to attend. YOUR VOTE IS VERY IMPORTANT.

By order of the Board of Directors

Lance E. D’Amico
Secretary

Long Beach, California
May 17, 2010

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on June 14, 2010

This proxy statement and our Annual Report to Shareholders are available on-line at www.envisionreports.com/UTIW.

YOUR VOTE IS IMPORTANT

WHETHER YOU OWN A FEW OR MANY SHARES AND WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN YOUR PROXY OR VOTE VIA TELEPHONE OR THE INTERNET PROMPTLY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.

ADDITIONAL INFORMATION

If you have questions or need assistance voting, please contact:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

UTi WORLDWIDE INC.

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 100 Oceangate Boulevard, Suite 1500 Long Beach, CA 90802 USA

PROXY STATEMENT

The Board of Directors of UTi Worldwide Inc. (the “Company” or “UTi”) is soliciting proxies to be voted at the 2010 Annual Meeting of Shareholders of the Company to be held on Monday, June 14, 2010 at the Company’s Long Beach Solutions Center located at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, at 9:00 A.M., California time, and at any adjournment(s) or postponement(s) thereof (the “Annual Meeting” or the “Meeting”), for the purposes set forth in the accompanying notice of annual meeting of shareholders and described herein. This proxy statement and the accompanying form of proxy are first being mailed to the Company’s shareholders on or about May 17, 2010.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on May 3, 2010 as the record date (the “Record Date”) for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. As of the Record Date, there were 101,564,642 ordinary shares, no par value (the “Ordinary Shares”) outstanding (not including 1,157,706 shares held in treasury).

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who may vote?

You may vote if our records indicate that you owned Ordinary Shares at the close of business on May 3, 2010, the Record Date. Each Ordinary Share (other than those held in treasury) carries the right to one vote with respect to each matter to be voted on at the Annual Meeting.

You may own Ordinary Shares in several different ways. If your Ordinary Shares are represented by one or more share certificates registered in your name, then you are a holder of record. If your Ordinary Shares are held by a broker, bank or other nominee (that is, in “street name”), then you must obtain a proxy form from the institution that holds the shares and follow the instructions included on that form regarding how to instruct the broker, bank or other nominee to vote the shares.

What am I voting on?

In addition to such other matters of business as may properly come before the Annual Meeting or any postponement or adjournment thereof, you are being asked to vote on the following proposals:

1. The election of three class “A” directors to our Board of Directors for a term of three years; and

2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending January 31, 2011.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote “FOR” the election of each of C. John Langley, Jr., Allan M. Rosenzweig and Donald W. Slager, the nominated class “A” directors, to the Board of Directors; and “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending January 31, 2011.

How do I vote?

We encourage you to vote promptly. You may vote in one of the following ways:

By Mail.  If you are a holder of record and are located in the U.S., you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you are located outside the U.S., you should add the necessary postage to the enclosed envelope to assure delivery. In order to ensure that your vote is received on or prior to the date of the Annual Meeting, we recommend that your proxy card be returned to us by overnight mail.

By Telephone.  If you are a holder of record and are located in the U.S. or Canada, you can vote your proxy by calling the toll-free telephone number on the proxy card. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card. If you are located outside the U.S. or Canada, please contact MacKenzie Partners, Inc. at 1-212-929-5500 for information on how you can vote by telephone.

By Internet.  If you are a holder of record, you can also vote your proxy by the Internet. The enclosed proxy card indicates the website you may access for Internet voting. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. You may incur costs such as telephone and Internet access charges if you vote by the Internet.

At the Annual Meeting.  The way you vote your Ordinary Shares now will not limit your right to change your vote at the Annual Meeting if you attend in person. If you attend the Meeting, we will give you a ballot when you arrive. However, if you hold shares through a broker, bank or other nominee, you must provide a legal proxy from such broker, bank or nominee evidencing your authority to vote shares that the institution or other nominee held for your account at the close of business on the Record Date. You must contact your broker, bank or other nominee directly in advance of the Annual Meeting to obtain a legal proxy.

Whether or not you attend the Annual Meeting, if your Ordinary Shares are held by a broker, bank or other nominee in “street name,” then you must obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct the broker to vote your shares.

If you sign and return your proxy without any voting instructions, your shares will be voted as the Board of Directors recommends. If you have any questions regarding how to vote, please contact MacKenzie Partners, Inc. at 1-800-322-2885 (please call 1-212-929-5500 (collect) if you are located outside the U.S.).

Can I change my vote?

You may change your vote at any time prior to the vote at the Annual Meeting. You may revoke any proxy given pursuant to this solicitation at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•	delivering written notice to the Secretary of the Company by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the Meeting will not, by itself, revoke a proxy.

If you are a holder of record, you may obtain a new proxy card by contacting the Secretary of the Company at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, telephone 1-562-552-9400 (collect). If your shares are held in “street name,” you may obtain a new voting instruction form by contacting your broker, bank or other nominee.

How will my shares be voted?

Any proxy which you return properly completed and which is not revoked will be voted as you direct. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card(s) will vote “FOR” the election of the Board of Directors’ nominees for Class “A” directors and “FOR” the ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company. In the event any director nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the enclosed proxy will vote for the election of such person or persons as may be designated by the present Board of Directors, if any. As to any other business or matters which might otherwise properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment, although the Company does not presently know of any such other business.

How many shares must be present to hold the Annual Meeting?

Ordinary Shares will be counted as present at the Annual Meeting if the shareholder is present and votes in person at the Meeting or has properly submitted a proxy. A majority of the Company’s outstanding Ordinary Shares entitled to vote as of the Record Date must be present in person or by proxy at the Annual Meeting in order to hold the Meeting and conduct business. This is called a quorum.

How many votes are required to approve each proposal?

In the election of directors (Proposal 1), the three nominees receiving the highest number of votes “FOR” election as a director at the Meeting will be elected as a director to serve a three-year term expiring at the annual meeting in 2013 and until their respective successor is duly elected and qualified. This number is called a plurality. Regarding the ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company (Proposal 2), the other matter that you are being asked to vote on, the affirmative vote of a majority of the Ordinary Shares present in person or by proxy at the Annual Meeting and voting on the proposal is required for approval.

What is a broker non-vote?

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on your behalf on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

The election of directors (Proposal 1) is considered a non-routine matter under applicable rules. Therefore, a broker or other nominee cannot vote your shares on the election of directors without instructions from you on how to vote your shares. In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares.

The ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company (Proposal 2) is considered a routine matter under applicable rules and a broker or other nominee may generally vote your shares on Proposal 2 without instructions from you.

How will abstentions and broker non-votes be treated?

Abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. Abstentions and broker non-votes will not be considered as votes properly cast at the Annual Meeting. Consequently, broker non-votes and abstentions will have no effect on the voting with respect to any proposal as to which there is an abstention or broker non-vote.

Who will pay the cost of this proxy solicitation?

The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of telephonic, facsimile, telegraphic or other communications with shareholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this proxy statement to shareholders whose Ordinary Shares are held of record by such entities. In addition, the Company has retained the services of MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies by mail, personally, by telephone, telegraph, facsimile or other means of communication, and such firm will receive a fee estimated to be $3,500 and will be reimbursed for out-of-pocket expenses.

How can I get electronic access to proxy materials?

The notice of annual meeting, this proxy statement and our Annual Report to Shareholders are available on-line at www.envisionreports.com/UTIW.

May shareholders nominate directors or bring other proposals before the Annual Meeting?

The Company’s Articles of Association set forth certain procedures relating to the nomination of directors by shareholders and no shareholder submitted a nominee for possible election as a director at the Annual Meeting in accordance with these procedures, which we refer to as the Nomination Procedures. For information related to application of the Nomination Procedures for the 2011 annual meeting, see the discussion which appears later in this proxy statement in the section entitled “Submission of Shareholder Proposals and Director Nominations for the 2011 Annual Meeting.”

The Company’s Articles of Association also set forth certain procedures relating to shareholders properly bringing business before the Annual Meeting and no shareholder submitted a proposal for consideration at the Annual Meeting in accordance with these procedures, which we refer to as the Proposal Procedures. For information related to the application of the Proposal Procedures for the 2011 annual meeting, see the discussion which appears later in this proxy statement in the section entitled “Submission of Shareholder Proposals and Director Nominations for the 2011 Annual Meeting.”

How can I attend the Annual Meeting?

Attendance at the Annual Meeting is limited to shareholders and holders of valid proxies. You may be asked to present a valid form of government-issued personal identification such as a driver’s license or passport. Cameras and other recording devices will not be permitted at the Annual Meeting. If your Ordinary Shares are held in street name and you would like to attend the Annual Meeting, you should ask the broker, bank, trust or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We intend to publish the final results in a current report on Form 8-K within four business days after the end of the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table contains certain information regarding all persons and entities known by us to beneficially own more than 5% of our outstanding Ordinary Shares, each of our directors, each of the persons named in the Summary Compensation Table included herein in the section entitled “Compensation of Executive Officers — Summary Compensation Table” (we refer to these persons as the “Named Executive Officers”) and all of our current directors and executive officers as a group. The Company believes the persons and entities named below hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated in the footnotes. The information with respect to each person or entity specified is as supplied or confirmed by such person or entity, is based upon statements filed with the Securities and Exchange Commission (the “SEC”) or is based upon the knowledge of the Company, and is as of May 3, 2010 unless otherwise indicated in the footnotes.

	Amount and Nature of
	Beneficial Ownership(1)
	Number of
	Ordinary Shares	Right to	Percent of
Name	Owned(1)	Acquire(2)	Class(1)(2)

T Rowe Price Associates, Inc.(3)	10,756,620	—	10.6%
FMR LLC(4)	7,252,439	—	7.1%
BlackRock, Inc.(5)	6,660,915	—	6.6%
Class “A” Directors:
C. John Langley, Jr.	9,750	51,666	*
Allan M. Rosenzweig	30,439	24,666	*
Donald W. Slager	—	3,793	*
Class “B” Directors:			*
Leon J. Level	6,546	36,559	*
Eric W. Kirchner	11,658	55,612	*
Class “C” Directors:
Brian D. Belchers	3,611	6,666	*
Roger I. MacFarlane(6)	2,422,221	345,276	2.7%
Matthys J. Wessels(7)	2,246,175	138,069	2.3%
Other Named Executive Officers:
Lance E. D’Amico	4,109	—	*
William T. Gates	21,915	15,474	*
John Hextall(8)	60,490	—	*
Gene Ochi	42,335	239,220	*
Lawrence Samuels	21,786	238,230	*
All current directors and executive officers as a group (13 persons)	4,881,035	1,155,231	5.9%

*	Less than one percent.

(1)	More than one person may be deemed to be a beneficial owner of the same securities as determined in accordance with the rules of the SEC. In certain cases, voting and investment power may be shared by spouses under applicable law. The inclusion of shares in this table shall not be deemed an admission of beneficial ownership of any of the reported shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or for any other purpose.

(2)	Indicates shares which the person or group has the right to acquire within 60 days of May 3, 2010. For employees (Messrs. Kirchner, D’Amico, Gates, Ochi and Samuels) the shares listed in this column may be acquired upon the exercise of stock options. For Messrs. Langley, Rosenzweig, Level, MacFarlane and Wessels, 45,000, 18,000, 18,000, 338,610 and 131,403 of the shares listed in this column, respectively, may be acquired pursuant to the exercise of stock options. In addition to such stock options, the shares indicated in this column for Messrs. Langley, Rosenzweig, Level, Belchers, MacFarlane and Wessels include restricted share units, which represent in each case the right to acquire 6,666 Ordinary Shares.

Also included in this column for Mr. Level are 11,893 shares which are subject to his right to defer receipt of such shares pursuant to the terms of the 2004 Non-Employee Directors Share Incentive Plan (the “Directors Incentive Plan”). The shares indicated in this column for Mr. Slager include restricted share units, which represent the right to acquire 3,793 Ordinary Shares.

For all current directors and executive officers as a group, the Ordinary Shares indicated in this column include an aggregate of 1,099,549 shares that may be acquired upon the exercise of stock options and an aggregate of 55,682 shares underlying restricted share units (including 11,893 shares which are subject to the right to defer receipt of such shares pursuant to the Directors Incentive Plan), in each case including shares disclosed in the previous sentences.

(3)	The number of shares is based on an amendment to Schedule 13G filed with the SEC on February 12, 2010 by T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates’ business address, as listed in the amendment to Schedule 13G, is 100 E. Pratt Street, Baltimore, Maryland, 21202. According to the amended Schedule 13G, the ultimate power to direct receipt of dividends from, and the proceeds from the sale of, such securities is vested in the individual and institutional clients which Price Associates serves as investment adviser. According to the amended Schedule 13G, any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time, and Price Associates has sole voting power with respect to 2,703,220 shares and sole dispositive power with respect to 10,756,620 Ordinary Shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)	The number of shares is based on an amendment to Schedule 13G filed with the SEC on February 16, 2010 by FMR LLC (“FMR”). FMR’s business address, as listed in the amendment to Schedule 13G, is 82 Devonshire Street, Boston, Massachusetts, 02109. According to the amendment to the Schedule 13G, (i) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR, is the beneficial owner of 4,251,375 Ordinary Shares as a result of acting as investment adviser to various investment companies (the “Fidelity Funds”) registered under Section 8 of the Investment Company Act of 1940, (ii) Mr. Edward C. Johnson 3d, chairman of FMR, and FMR, through its control of Fidelity Management & Research Company, each has sole power to dispose of the 4,251,375 Ordinary Shares owned by the Fidelity Funds, but the power to vote such shares resides with the Fidelity Funds’ Boards of Trustees, (iii) Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 59,700 Ordinary Shares, (iv) each of Mr. Johnson and FMR, through its control of PGALLC, has sole dispositive power over 59,700 Ordinary Shares and sole power to vote or direct the voting of 59,700 Ordinary Shares, (v) Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR and a bank, is the beneficial owner of 1,451,664 Ordinary Shares, (vi) each of Mr. Johnson and FMR, through its control of PGATC, has sole dispositive power over 1,451,664 Ordinary Shares and sole power to vote or direct the voting of 1,311,464 Ordinary Shares, and (vii) Fidelity International Limited is the beneficial owner of 1,489,700 Ordinary Shares.

(5)	The number of shares is based on a Schedule 13G filed with the SEC on January 29, 2010 by BlackRock, Inc. (“BlackRock”). BlackRock’s business address, as listed in the Schedule 13G, is 40 East 52nd Street, New York, NY 10022. According to the Schedule 13G, the ultimate power to direct receipt of dividends from, and the proceeds from the sale of, such securities is vested in various persons, and BlackRock has sole dispositive power over 6,600,915 Ordinary Shares and sole power to vote or direct the voting of 6,600,915 Ordinary Shares.

(6)	Excludes 570,210 Ordinary Shares held by an irrevocable trust established for Mr. MacFarlane’s descendants as Mr. MacFarlane is not the trustee of the trust and disclaims beneficial ownership of such shares.

(7)	Includes 2,184,642 Ordinary Shares held by a holding company indirectly controlled by Mr. Wessels.

(8)	Mr. Hextall resigned from his position as an officer of the Company effective as of July 28, 2009 and as an employee effective as of January 31, 2010. The number of shares held by Mr. Hextall has been determined based on information provided by Mr. Hextall following his resignation as an employee of the Company.

ELECTION OF DIRECTORS
(PROPOSAL 1)

Pursuant to our Articles of Association, which provide for a “classified” board of directors, three persons, C. John Langley, Jr., Allan M. Rosenzweig and Donald W. Slager, have been nominated by our Board of Directors for election at the Annual Meeting to serve a three year term expiring at the annual meeting in 2013 and until their respective successors are duly elected and qualified.

Currently, we have an eight member Board of Directors divided into three classes. We currently have three Class “A” directors whose terms expire at the Annual Meeting, two Class “B” directors whose three-year terms expire at the 2011 annual meeting of shareholders, and three Class “C” directors whose three-year terms expire at the 2012 annual meeting of shareholders.

Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of the three Class “A” director nominees listed below. These nominees presently serve as Class “A” directors and have served continuously as directors of the Company since the dates indicated in their respective biographies below. In the event any such nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the proxy will vote for the election of such person or persons as may be designated by the present Board of Directors, if any. The Board of Directors unanimously recommends a vote “for” the election of each of Messrs. Langley, Rosenzweig and Slager as a Class “A” director.

Information About Class “A” Director Nominees

The following table sets forth information regarding the nominees for election as a Class “A” director, including age on the date of the Annual Meeting and business experience during the past five years.

		Director
Name	Age	Since	Principal Occupation and Other Information

C. John Langley, Jr.	64	2003	C. John Langley, Jr. is The Supply Chain and Logistics Institute Professor of Supply Chain Management and a member of the faculty at the School of Industrial and Systems Engineering at the Georgia Institute of Technology. Dr. Langley is also director of Supply Chain Executive Programs at the Georgia Institute of Technology and serves as Executive Director of the Supply Chain Executive Forum. Prior to his September 2001 appointment with Georgia Tech, Dr. Langley served as a professor at the University of Tennessee from September 1973, where most recently he was the Dove Distinguished Professor of Logistics and Transportation. Dr. Langley is also a director of Forward Air Corporation. Dr. Langley received his Ph.D. from Pennsylvania State University.

			Mr. Langley’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his more than 35 years of educational, research and consulting experience dedicated to the logistics, transportation and supply chain industry.

		Director
Name	Age	Since	Principal Occupation and Other Information

Allan M. Rosenzweig	55	2000	Allan M. Rosenzweig is the chief executive officer of Ibex Financial Services LLC, a company active in the field of asset-backed finance which he founded in May 2005, and the chief executive officer of Evergreen Life Limited, a life insurance company which he founded in 2009. Mr. Rosenzweig served as an Executive Vice President of Active International, a diversified marketing and business solutions provider, from January 2004 to May 2005. Mr. Rosenzweig served as Group Director — Corporate Finance of MIH Limited from 1996 to August 2002 and served as a director of MIH Limited from October 1997 to August 2002. From August 2002 to December 2003, Mr. Rosenzweig served as an independent consultant, although he did not provide any consulting services to the Company. Mr. Rosenzweig also serves as a director of Brait S.A., a company listed on the London Stock Exchange, Luxembourg Stock Exchange and Johannesburg Stock Exchange. From 1986 to 1996, Mr. Rosenzweig was the managing director of Intertax (Pty) Ltd., an international tax consultancy firm. Mr. Rosenzweig received a B.A., L.L.B. and H. Dip. Tax Law from the University of the Witwatersand in Johannesburg.

			Mr. Rosenzweig’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his entrepreneurial skills, as well as his over 25 years of management and consulting experience with a focus on the areas of tax, finance and the execution of complex finance transactions. In connection with his relocation to the Unites States, Mr. Rosenzweig was admitted under a visa reserved for those with “exceptional ability”, which in his case was in the area of corporate finance. In addition, the Board of Directors has determined that Mr. Rosenzweig meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

Donald W. Slager	48	2009	Donald W. Slager has served as president and chief operating officer of Republic Services, Inc. since December 2008. Mr. Slager served in the same capacity for Allied Waste Industries, Inc. from January 2005 to December 2008 prior to its merger with Republic Services. Mr. Slager was executive vice president and chief operating officer of Allied Waste between June 2003 and December 2004. Prior to that, Mr. Slager held varying positions of increasing responsibility with Allied Waste. Mr. Slager has completed the Northwestern University Kellogg School Advanced Executive Program and holds a certificate from the Stanford University Board Consortium Development Program.

			Mr. Slager’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his more than 25 years of leadership and management experience with operations in a business driven by customer service.

Information About Directors Whose Terms Continue

The following table sets forth similar information regarding the members of the Board of Directors who are designated either Class “B” or Class “C” directors and are continuing in office as directors of the Company:

Class “B” Directors — Terms Expiring at 2011 Annual Meeting

		Director
Name	Age	Since	Principal Occupation and Other Information

Leon J. Level	69	2001	Leon J. Level retired in 2006 from Computer Sciences Corporation (“CSC”), a New York Stock Exchange listed company. Mr. Level served as Chief Financial Officer and a director of CSC from 1989 to 2006. From 1981 to 1989, Mr. Level served as Vice President and Treasurer for Unisys Corporation (formerly Burroughs Corporation), and Mr. Level also served as Chairman of Unisys Finance Corporation. From 1971 to 1981, he served in a variety of financial positions with The Bendix Corporation, including Assistant Corporate Controller and Executive Director. Mr. Level is currently a director of Levi Strauss & Co. Mr. Level was previously a director of Allied Waste Industries, Inc. from May 2007 until December 2008, when Allied Waste completed its merger with Republic Services, Inc. Mr. Level is a Certified Public Accountant and began his career in 1963 at Deloitte & Touche LLP (formerly Haskins & Sells), rising to the level of Principal. He holds both a B.B.A. and M.B.A. degrees from the University of Michigan.

			Mr. Level’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his more than 40 years of management experience with a focus on tax, finance and accounting in both public companies and accounting firm environments. In addition, the Board of Directors has determined that Mr. Level meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

		Director
Name	Age	Since	Principal Occupation and Other Information

Eric W. Kirchner	51	2009	Eric W. Kirchner has been the Company’s Chief Executive Officer since January 2009. Prior to joining the Company, Mr. Kirchner served as President of Freight Forwarding for United Parcel Service, Inc. (“UPS”) from October 2007 to January 2009, where he oversaw a global organization responsible for strategy, financial performance and revenue for freight forwarding services. Prior thereto, Mr. Kirchner served as President, North America Forwarding for UPS from October 2006 to October 2007 and as President, Global Transportation, UPS Supply Chain Solutions from December 2004 to October 2006. From October 2003 to December 2004, Mr. Kirchner served as Chief Operating Officer of Menlo Worldwide Forwarding, Inc., a global freight forwarder. Mr. Kirchner holds a bachelor’s degree from Indiana University and has completed the Stanford Executive Program at Stanford University.

			Mr. Kirchner’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his role as our Chief Executive Officer, as well as his nearly 30 years of experience in the international logistics, transportation and supply chain industry.

Class “C” Directors — Terms Expiring at 2012 Annual Meeting

		Director
Name	Age	Since	Principal Occupation and Other Information

Brian D. Belchers	64	2006	Brian D. Belchers has served as a director of Sage Publications, Inc. since 2005. Mr. Belchers also served as a consultant since January 2004, although he does not provide consulting services to the Company. From May 2000 to January 2004, Mr. Belchers served as Vice President of Cap Gemini, a management consulting firm. From October 1982 to May 2000, Mr. Belchers was a Partner at Ernst & Young LLP. Mr. Belchers, as a Rhodes Scholar, graduated with a Masters of Arts in political science and economics from Oxford University. Mr. Belchers received a Bachelor of Commerce degree from the University of Natal and was a qualified chartered accountant in South Africa.

			Mr. Belchers’ qualifications to serve on our Board of Directors include, among other skills and qualifications, his nearly 40 years of senior management and consulting experience with a focus on information technology, change management and business process improvement.

		Director
Name	Age	Since	Principal Occupation and Other Information

Roger I. MacFarlane	65	1995	Roger I. MacFarlane served as our Chief Executive Officer from May 2000 to January 2009. He has been a director since our formation in 1995, and was appointed Chairman of the Board of Directors in January 2009. From 1995 to April 2000, Mr. MacFarlane served as our Chief Executive Officer of the Americas Region and was responsible for overseeing our operations in North and South America. From 1993 to 1995, Mr. MacFarlane served as the Chief Executive Officer of the Americas Division of one of our predecessor corporations, and was responsible for overseeing its operations in North and South America. Mr. MacFarlane received a Bachelor of Arts degree and an L.L.B. degree from the University of Cape Town.

			Mr. MacFarlane’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his 40 years of experience in the international logistics, transportation and supply chain industry and his many years of senior management and director experience with the Company and its predecessors.

Matthys J. Wessels	65	1995	Matthys J. Wessels served as Chairman of the Board of Directors from June 2008 until January 2009, and has served as one of our directors since our formation in 1995. Prior to June 2008, Mr. Wessels was an executive with the Company and served as Vice Chairman of the Board of Directors since May 2004. Mr. Wessels served as our Chairman of the Board of Directors from January 1999 until May 2004 and also served as our Chief Executive Officer — African Region until March 2007. Mr. Wessels served as our Chief Executive Officer from 1998 to April 2000. From 1987 until January 2006, Mr. Wessels served as the Chairman of United Service Technologies Limited, a company which was publicly listed on the JSE Securities Exchange South Africa until December 2004. Mr. Wessels received a Bachelor of Science degree from the University of Natal and an M.B.A. from the University of Cape Town.

			Mr. Wessels’ qualifications to serve on our Board of Directors include, among other skills and qualifications, his 40 years of experience in the international logistics, transportation and supply chain industry and his many years of senior management and director experience with the Company and its predecessors.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD

Board Leadership Structure and Role in Risk Oversight

There are currently eight members of the Board of Directors: one management director, two non-independent non-management directors and five independent non-management directors. The Board has four standing committees: Audit, Compensation, Nominations and Corporate Governance and Risk. All of the Board committees are comprised solely of independent non-management directors, except for the Risk Committee, which includes one non-independent, non-management director. The committee chairs, all of whom are independent, non-management directors, set the agendas for their respective committees and report to the full board on their work. The roles of Chairman and Chief Executive Officer have been split since before the Company went public in 2000. The role of Chairman is currently held by Mr. MacFarlane, a non-independent, non-management director. Mr. MacFarlane has been our Chairman since his retirement as Chief Executive Officer of the Company in January 2009. He was elected Chairman due to his extensive knowledge of our business and industry, his sound understanding of our business strategy, and his corporate and board experience and leadership skills, which promote board communication, governance, continuity and appropriate oversight. We do not have a lead director, but our independent non-management directors hold executive sessions at every Board meeting and at such other times as such members deem appropriate. Regularly, the independent, non-management directors appoint a spokesperson to act as the liaison between the independent, non-management directors and the Chairman and/or Chief Executive Officer.

Management is responsible for the assessment and management of risk and brings to the attention of the Board and its committees the most material risks to the Company. The Risk Committee is responsible for assisting the Board with its risk oversight responsibilities. Further, the Board has delegated oversight responsibilities for various financial matters to the Audit Committee. The Board and its committees regularly discuss with management the Company’s strategies, goals and policies and inherent associated risks in order to assess appropriate levels of risk taking and steps taken to monitor and control such exposures. The Board and its committees also receive reports on risk management from senior officers of the Company. The Board of Directors believes that the risk management processes in place for the Company are appropriate.

Compensation Risk Management

In response to rules adopted by the SEC in December 2009, our Compensation Committee undertook an assessment of the Company’s compensation policies and practices to determine whether those policies and practices are reasonably likely to have a material adverse effect on the Company. In evaluating the Company’s compensation policies and practices, the Committee considered, among other things, the overall design of the Company’s compensation program, the Company’s philosophy of paying, on average, at the 50th percentile of compensation reflected in relevant benchmarking and peer group data, the Company’s practice of granting equity-based compensation that vests over a 5-year period, the proportion of long-term compensation relative to short term compensation, the Company’s executive stock ownership guidelines and the Company’s executive compensation recoupment policy. Having been informed of the results of the Compensation Committee’s assessment, the Board concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Meetings of the Board and its Committees

The Board of Directors oversees the management of our business. It establishes overall policies and standards for the Company and reviews the performance of management. In addition, the Board has established an Audit Committee, a Compensation Committee, a Nominations and Corporate Governance Committee and a Risk Committee whose functions are briefly described below.

During the fiscal year ended January 31, 2010 (the “Fiscal Year” or “fiscal 2010”), the Board of Directors met five times.

Audit Committee.  The Audit Committee is responsible for oversight of (a) the accounting and financial reporting process, (b) audits of the Company’s financial statements and internal control over financial reporting, (c) the Company’s compliance with certain legal and regulatory requirements, (d) the Company’s internal audit function and (e) the Company’s system of disclosure controls and internal controls. The current members of the Audit Committee are Messrs. Level, who chairs the committee, Langley and Rosenzweig. The Board has determined that each member of the Audit Committee is independent, as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules (the “Nasdaq Rules”) and under Rule 10A-3 promulgated by the SEC. The Board of Directors has determined that Messrs. Level and Rosenzweig are “audit committee financial experts” for purposes of the rules and regulations of the SEC. Additionally, the Board has determined that each of Messrs. Langley, Level and Rosenzweig understands fundamental financial statements, including a balance sheet, income statement and cash flow statement, and meets the other requirements for audit committee members prescribed by the Nasdaq Rules. The Audit Committee met fifteen times during fiscal 2010. The Audit Committee operates under a written charter adopted by the Board of Directors.

Compensation Committee.  The Compensation Committee oversees the compensation of all the Company’s employees. The Compensation Committee determines or recommends to the full Board the compensation of the Company’s Chief Executive Officer, executive officers and certain other key employees. In addition, the Compensation Committee establishes general guidelines for management, who has been delegated the authority to determine the compensation of all other employees in the Company within such guidelines. The current members of the Compensation Committee are Messrs. Rosenzweig, who chairs the committee, Belchers, Level and Slager. The Board has determined that each member of the Compensation Committee is an independent director as defined by the Nasdaq Rules. The Compensation Committee met eleven times during the Fiscal Year. The Compensation Committee operates under a written charter adopted by the Board of Directors.

In accordance with the Compensation Committee’s charter, the committee has the authority, to the extent deemed necessary and appropriate for the fulfillment of its duties, to select, engage and determine the fees payable to independent counsel and other advisors (including compensation consultants). In accordance with this authority, during fiscal 2008, 2009 and 2010 the Compensation Committee directly retained Watson Wyatt Worldwide (now known as Towers Watson)(“Towers Watson”) as an external consultant to provide information and advice on matters regarding trends in executive compensation, relative executive pay and benefits practices, relative assessment of pay of the Company’s executives to performance, and other topics as the Compensation Committee deemed appropriate. In addition, during fiscal 2009 the Compensation Committee directly retained Frederic W. Cook & Co., Inc. (“Frederic Cook”) as an external consultant to complete an evaluation of the Company’s executive compensation program and to provide information and advice regarding possible changes to the program and other topics as the Compensation Committee deemed appropriate.

Nominations and Corporate Governance Committee.  The Nominations and Corporate Governance Committee is responsible for (i) recommending nominees for election to the Board of Directors and nominees to be appointed by the Board to fill vacancies and newly created directorships and (ii) for monitoring and assessing compliance of the Company’s management and the Board of Directors, including committees thereof, with appropriate corporate governance requirements, policies and procedures applicable to the Board and the Company, and recommending policies and procedures for maintaining and improving such corporate governance. The committee recommends to the Board those persons to be nominated for election to the Board (and the class to which such persons should be elected) who shall be submitted to the shareholders for election at each annual meeting. The current members of the Nominations and Corporate Governance Committee are Messrs. Langley, who chairs the committee, Belchers, Level, Rosenzweig and Slager. The Board has determined that each member of the Nominations and Corporate Governance Committee is an independent director as defined by the Nasdaq Rules. The Nominations and Corporate Governance Committee met seven times during the Fiscal Year. The Nominations and Corporate Governance Committee operates under a written charter adopted by the Board of Directors.

Risk Committee.  The Risk Committee is responsible for assisting the Board with its risk oversight responsibilities. In this regard, the Committee reviews, among other things, the following: (i) risks confronted by the Company with respect to its business, assets, people and operations; (ii) financial and enterprise risk implications of any significant transactions requiring Board approval, such as mergers, acquisitions, reorganizations and divestitures; (iii) adequacy of the Company’s insurance programs and the Company’s insurance needs; (iv) matters related to the security of, and risks related to, the Company’s information technology systems and procedures; (v) the Company’s regulatory compliance programs; and (vi) the Company’s risk management policies and infrastructure, and the effectiveness thereof. The above list is meant to serve as a guide and the Risk Committee may carry out additional functions and adopt or recommend additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions, provided that the Risk Committee will not review financial matters that are within the purview of the Audit Committee. The current members of the Risk Committee are Messrs. Belchers, who chairs the committee, Langley, Slager and Wessels. The Board has determined that each member of the Risk Committee, excluding Mr. Wessels, is an independent director as defined by the Nasdaq Rules. The Risk Committee was formed as of September 16, 2009 and met once during the Fiscal Year. The Risk Committee operates under a written charter adopted by the Board of Directors.

Each of the incumbent directors attended 100% of the meetings of the Board of Directors and all committees of the Board on which he served during the Fiscal Year, except for Mr. Wessels, who attended three out of five meetings of the Board of Directors. Mr. Wessels missed one meeting due to a medical procedure and another meeting due to a death in the family. In recent years, Mr. Wessels has generally attended 100% of the meetings of the Board of Directors.

The charters for the Audit Committee, Compensation Committee, Nominations and Corporate Governance Committee and Risk Committee are available at the Company’s website, www.go2uti.com. Information provided on the Company’s website, however, does not form a part of this proxy statement.

Governance

Director Independence.  The Board of Directors has determined that the following directors are “independent” as defined by the Nasdaq Rules: Messrs. Belchers, Langley, Level, Rosenzweig and Slager.

Director Nominations.  Each of the nominees for Class “A” director was recommended to the entire Board by the Nominations and Corporate Governance Committee.

The charter for the Nominations and Corporate Governance Committee provides that the committee is to evaluate candidates for nomination to the Board, including those recommended by shareholders. Any shareholder who wishes to propose a candidate for consideration by the Nominations and Corporate Governance Committee should send a written notice to the attention of the members of the Nominations and Corporate Governance Committee as described below in this section under the heading “Shareholder Communication with Board Members.” Such notice should contain the information required by our Articles of Association for nominations by shareholders as described below in the section entitled “Submission of Shareholder Proposals and Director Nominations for the 2011 Annual Meeting.” Candidates so proposed will be evaluated in the same manner as Board recommended candidates.

The Nominations and Corporate Governance Committee is responsible for developing, in consultation with all directors, a pool of potential director candidates for consideration in the event of a vacancy on the Board of Directors and advises the Board of Directors as to qualifications of potential candidates. Although we have no specific policy regarding the consideration of diversity when evaluating director candidates, our Corporate Governance Guidelines provide that in identifying candidates, the Nominations and Corporate Governance Committee will take into account the factors it considers appropriate, including, but not limited to: (i) the goal that the Board of Directors, as a whole, consists of individuals with a diversity of skills and experience with respect to: accounting and finance (including expertise that could qualify a candidate as an “audit committee financial expert,” as that term is defined by the applicable rules of the SEC), management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets; (ii) individual characteristics and qualities, including strength of character, mature judgment, honesty, independence of thought and an ability to work collegially; and (iii) a balance of business interests and experience, relationships with management and ownership interests in the Company.

Other than as set forth above, there are no stated minimum criteria for director nominees, although the Nominations and Corporate Governance Committee may also consider such other factors as it deems are in the best interests of the Company and its shareholders. The committee believes, however, it is appropriate that at least one, and preferably more than one, member of the Board meet the criteria for an “audit committee financial expert” as defined in the applicable SEC rules and that a majority of the members of the Board qualify as “independent directors” under the applicable Nasdaq Rules. The Nominations and Corporate Governance Committee also believes it is appropriate for the Company’s chief executive officer to participate as a member of the Board. The Committee has in the past engaged a third-party search firm to assist in the identification and evaluation of potential director nominees and may do so in the future.

One of the nominees for election at the Annual Meeting, Donald W. Slager, has not previously stood for election by the Company’s shareholders. Mr. Slager was appointed as a director following a search process involving a third-party search firm retained by the Nominations and Corporate Governance Committee. Mr. Slager was previously known to one of our directors, who recommended Mr. Slager as a potential candidate for the search process. Mr. Slager was considered along with several other candidates and, upon the recommendation of the Nominations & Corporate Governance Committee, the Board elected Mr. Slager as a director on September 13, 2009.

Shareholder Communication with Board Members.  The Board has implemented a process by which shareholders may send written communications directly to the attention of the Board or any individual director. The Company maintains contact information for its directors, both address and email, on its website, www.go2uti.com, under the heading “Corporate Governance.” By following the instructions, a shareholder will be given access to the Company’s mailing address and a link for providing email correspondence to Board members. Information on the Company’s website, however, does not form a part of this proxy statement. Shareholders who wish to communicate with the Board may also write to the Corporate Secretary, UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA.

Board Member Attendance at Annual Meetings.  The Company’s policy is to encourage its directors to attend the annual meetings of the shareholders of the Company; however, given the wide geographic dispersion of the directors, the Company does not require attendance of the directors at annual meetings. All of the Company’s directors attended the 2009 annual meeting, with the exception of Mr. Wessels for the reasons noted above.

Compensation of Directors

The following table provides information concerning the compensation of the Company’s non-employee directors for fiscal 2010. Directors who also are employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee.

	Fees Earned or			Option	All Other
Non-Executive Directors	Paid in Cash		Stock Awards(1)	Awards	Compensation	Total

Brian D. Belchers	$87,500		$80,000	$—	$—	$167,500
C. John Langley, Jr.	86,000		80,000	—	—	166,000
Leon J. Level	112,000		80,000	—	—	192,000
Roger I MacFarlane	37,250	(2)	80,000	—	—	117,250
Allan M. Rosenzweig	111,000		80,000	—	—	191,000
Donald W. Slager(3)	21,576		56,136	—	—	77,712
Matthys J. Wessels	31,125	(2)	80,000	—	—	111,125

(1)	The amounts set forth in this column are equal to the grant date fair value of such awards as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718). The amounts relate to restricted share units granted under the Non-Employee Directors Share Incentive Plan or the Company’s 2004 Long-Term Incentive Plan for each of the non-employee directors listed in the table above.

On the date of the 2009 annual meeting of shareholders, the Company granted to each non-employee director listed above (except Mr. Slager) an award equal to that number of restricted share units determined by dividing $80,000 by the closing price of the Ordinary Shares on the grant date (the date of the 2009 annual meeting).

(2)	Each of Messrs. MacFarlane and Wessels began receiving director fees in July 2009 following their formal retirement as employees of the Company.

(3)	Mr. Slager joined the Company as a director on September 13, 2009. Accordingly, Mr. Slager received a pro-rated annual retainer fee equal to $15,326 and a pro-rated Initial Award equal to that number of restricted share units determined by dividing $56,136 by the closing price of the Ordinary Shares on the grant date (September 13, 2009) .

The aggregate number of stock options and restricted shares or restricted share units outstanding for each non-employee director listed in the table above as of January 31, 2010 is indicated below. The Company ceased granting stock options to non-employee directors after December 2003.

Non-Executive Directors	Stock Options(1)	RSUs

Brian D. Belchers	—	6,666
C. John Langley, Jr.	45,000	6,666
Leon J. Level	18,000	18,559	(2)
Roger I. MacFarlane(3)	338,610	28,586
Allan M. Rosenzweig	18,000	6,666
Donald W. Slager(4)	—	3,793
Matthys J. Wessels(5)	131,403	28,586

(1)	All stock options outstanding as of January 31, 2010 had fully vested.

(2)	In connection with each grant of restricted stock units prior to fiscal 2009, Mr. Level exercised his directors’ deferral rights pursuant to the terms of the Directors Incentive Plan. Mr. Level’s deferred shares, representing 11,893 shares, will be distributed to him as follows: (a) in the event of his death or a change in control of the Company, immediately upon the occurrence of such event in one lump sum and (b) at such time as he ceases to be a member of the Board of Directors (excluding as a result of an event described in clause (a) above), in three equal installments, with one-third of the shares being distributed to him on each of the first three anniversaries of the date on which he ceased to be a director.

(3)	Mr. MacFarlane retired as an executive of the Company in January 2009. All of Mr. MacFarlane’s stock options and restricted share units listed in the table above were granted to him in his capacity as an executive of the Company prior to his retirement, except for 6,666 restricted share units granted to Mr. MacFarlane at the 2009 Annual Meeting.

(4)	Mr. Slager joined the Company as a director on September 13, 2009. Accordingly, Mr. Slager received a pro- rated Initial Award pursuant to the Directors Incentive Plan equal to that number of restricted share units determined by dividing $56,136 by the closing price of the Ordinary Shares on the grant date (September 13, 2009).

(5)	Mr. Wessels retired as an executive of the Company on August 1, 2008. All of Mr. Wessels’ stock options and restricted share units listed in the table above were granted to him in his capacity as an executive of the Company prior to his retirement, except for 6,666 restricted share units granted to Mr. Wessels at the 2009 Annual Meeting.

The compensation policy for non-employee directors provides for the compensation described below. The policy may be changed at any time by an affirmative vote of the Board.

Cash Compensation.  Non-employee directors are paid an annual retainer for the period beginning on the date of each annual meeting and ending on the date immediately preceding the following annual meeting. The annual retainer for the non-executive Chairman of the Board is $75,000; however, because he was one of the original founders of the Company, Mr. MacFarlane has agreed with the Board that he will receive the standard retainer of $40,000. Each of the other non-employee directors receives a standard annual retainer of $40,000 for service on the Board. The chairpersons of the Audit Committee, Compensation Committee, Nominations and Corporate Governance Committee and Risk Committee receive an annual retainer of $12,000, $7,000, $5,000 and $5,000, respectively. The other members of each committee receive annual retainers of $7,000, $3,000, $1,000 and $1,000, respectively. Mr. Langley assumed the role of chairman of the Nominations and Corporate Governance Committee on September 16, 2009, following Mr. Belchers’ appointment to the role of chairman of the Risk Committee and, accordingly, Mr. Langley’s retainer was pro-rated for fiscal 2010. Mr. Belchers was paid a retainer for his role as chairman of the Nominations and Corporate Governance Committee through September 16, 2009, and for his role as chairman of the Risk Committee thereafter. In addition, non-employee directors receive meeting fees of $2,000 for each Board meeting, attended in person or by telephone, and $1,500 for each committee meeting attended in person or by telephone.

Non-Employee Directors Share Incentive Plan.  The Directors Incentive Plan provides for the issuance of restricted shares, restricted share units, elective grants and deferred share units. An aggregate of 600,000 Ordinary Shares were reserved for issuance under this plan at the time of its adoption, subject to adjustments. The plan terminates on June 25, 2014.

On the date that each person first becomes a director who has not been an employee of the Company or any of its subsidiaries within the 12 months preceding such date, such director shall be entitled to receive an initial award of restricted share units (or, if determined by the Board, restricted shares) pursuant to the Directors Incentive Plan (an “Initial Award”). The number of restricted share units or restricted shares contained in such Initial Award shall be determined by dividing $80,000, pro rated based on the amount of time that remains until the Company’s next annual meeting (or such other amount as determined by the Board in its sole discretion from time to time), by the closing price of the Ordinary Shares on the grant date (i.e. the date of the annual meeting or the date such director is first appointed as a director, as the case may be). In addition, on the date of each annual meeting, the Company grants to each director who has not been an employee of the Company or any of its subsidiaries within the past 12 months preceding the date of the annual meeting (an “Eligible Director”) an award of that number of restricted share units (or, if determined by the Board, restricted shares) determined by dividing $80,000 (or such other amount as determined by the Board in its sole discretion from time to time) by the closing price of the Ordinary Shares on the date of the annual meeting, provided that the date of the annual meeting is not such director’s last day as a director (an “Automatic Award”). On the date of the 2009 Annual Meeting, Messrs. MacFarlane and Wessels were not Eligible Directors and they did not receive awards of restricted share units pursuant to the Directors Incentive Plan on such date. However, on the date of the 2009 annual meeting the Board awarded each of Messrs. MacFarlane and Wessels a number of restricted share units equivalent to an Automatic Award, which awards were made pursuant to the Company’s 2009 Long-Term Incentive Plan, which we refer to as the 2009 LTIP.

The Directors Incentive Plan also provides for “Chairman Awards” to be granted at each annual meeting to the Company’s Chairman of the Board if the Chairman of the Board is then an Eligible Director. The number of restricted share units (or, if determined by the Board, restricted shares) which constitute a Chairman Award is determined by dividing $12,000 (or such other amount as determined by the Board in its sole discretion from time to time) by the closing price of the Ordinary Shares on the date of the annual meeting, provided that the date of the annual meeting is not such director’s last day as both an Eligible Director and Chairman of the Board. Chairman Awards are in addition to any Initial Awards or Automatic Awards which an Eligible Director may otherwise be entitled to receive under the Directors Incentive Plan.

During his tenure as Chairman from June 2008 until January 2009, Mr. Wessels did not receive a Chairman’s Award under the Directors Incentive Plan because he was one of the original founders of the Company and he and the Board agreed that no such additional amount would be paid. Mr. MacFarlane did not receive a Chairman’s Award at the 2009 Annual Meeting for the same reason, and no such award will be granted to Mr. MacFarlane on the date of the Annual Meeting.

All restricted shares awarded to the directors vest, and all restricted share units vest and convert into Ordinary Shares, on the date immediately preceding the next year’s annual meeting, subject to the directors’ deferral rights, provided that the director is an “Eligible Director” on the vesting date. If the annual meeting for such year is delayed by more than 30 days from the anniversary date of the prior year’s annual meeting, then the award vests on such 30th day. Eligible Directors are also entitled to receive an amount equal to the per share cash dividend paid on Ordinary Shares on the number of restricted share units or restricted shares held by such directors. Granted but unvested units or shares are forfeited if the director is no longer an Eligible Director.

In addition, Eligible Directors may elect pursuant to the Directors Incentive Plan to receive all or a portion of their cash compensation in the form of restricted shares and may further elect to defer receipt of such restricted shares. To date, none of the directors have elected to receive any shares in lieu of cash compensation.

On the date of the Company’s annual meeting in 2009, each of Messrs. Belchers, Langley, Level and Rosenzweig was awarded 6,666 restricted share units pursuant to the Directors Incentive Plan and because they were not Eligible Directors at such time, each of Messrs. MacFarlane and Wessels was awarded 6,666 restricted share units pursuant to the 2009 LTIP. On September 13, 2009, Mr. Slager was awarded 3,793 restricted share units pursuant to the Directors Incentive Plan, representing the pro rata portion of his Initial Award. All such awards will vest on the date immediately preceding the 2010 Annual Meeting.

Non-Executive Director Stock Ownership Guidelines

The Company’s Non-Executive Director Stock Ownership Guidelines recommend that each non-executive director own, within five years of becoming subject to the guidelines, an amount of Ordinary Shares having a value equal to three times the annual retainer component of the non-executive director’s compensation, determined using the closing price of an Ordinary Share as of the date the director becomes subject to the guidelines and the annual retainer amount in effect on such date (the “Recommended Number of Shares”). Current directors became subject to the policy on its effective date, January 1, 2008, and new directors become subject to the policy on the date he or she joins the Board. Once established, a director’s Recommended Number of Shares generally does not change as a result of fluctuations in the price of an Ordinary Share or changes in the annual retainer amount. The ownership guideline is satisfied by Ordinary Shares owned outright by the director or his or her immediate family members, Ordinary Shares underlying vested stock options and Ordinary Shares represented by vested restricted shares. As of May 1, 2010, all non-executive directors met the requirements of the above guidelines, except Mr. Slager, who joined the Board in September 2009.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion & Analysis

Executive Summary.

The compensation program for our senior executives is designed to attract, retain, incentivize, and reward talented executives who contribute to our Company’s growth and success and thereby build value for our shareholders over the long term. The Compensation Committee believes that the Company’s compensation policies should reflect the value created for shareholders by the Company’s senior executives and support the business strategies and long-term plans of the Company. In pursuit of these goals, the committee has established the following guiding principles for the Company’s executive compensation programs:

•	Competitiveness — All components of compensation should be set competitively as compared to appropriate peer companies so that the Company can continue to attract, retain and motivate high performing executive talent. All components of compensation should also be appropriate from an internal pay equity perspective.

•	Accountability for Short and Long-Term Performance — Annual incentive bonuses and long-term equity-based incentives should reward an appropriate balance of short- and long-term financial and strategic business results, with an emphasis on managing the business for the long-term.

•	Alignment with Shareholders’ Interests — Long-term equity-based incentives should align decision-making with the interests of the Company’s shareholders. The Company’s approach to compensating executives is intended to not only attract and retain individuals qualified to manage and lead the Company but also to motivate them by promoting achievement of the Company’s strategic and financial goals and, ultimately, deliver positive shareholder returns over the long run.

The Company’s executive compensation program currently contains the following key components:

•	Base salary;

•	Incentive bonus;

•	Long-term equity-based incentives;

•	Generally-applicable employee benefits;

•	Limited supplemental benefits; and

•	Employment agreements and severance provisions.

These components comprise a performance-based executive compensation program, particularly because two components — incentive bonus and long-term equity-based incentive compensation — are strongly tied to performance. With respect to actual realized compensation in relation to corporate performance, we believe senior executive pay-for-performance alignment is strong.

This “Compensation Discussion and Analysis” section generally focuses on the fiscal 2010 and fiscal 2011 executive compensation program for the Company’s Named Executive Officers who are currently with the Company, which include the following senior executives: Eric W. Kirchner (Chief Executive Officer); Lance E. D’Amico (Senior Vice President, Enterprise Support Services & General Counsel); William T. Gates (Executive Vice President; President, Contract Logistics and Distribution); Gene Ochi (Executive Vice President; President, Client Growth); and Lawrence R. Samuels (Executive Vice President and Chief Financial Officer). The term “fiscal 2010” refers to the Company’s fiscal year ended January 31, 2010, and the term “fiscal 2011” refers to the Company’s fiscal year ending January 31, 2011.

Summary of the Company’s Executive Compensation Program Components.

Base salary	Compensates executives for performing requirements of their position and provides executives with a level of cash-income predictability and stability with respect to a portion of their total direct compensation.

Incentive bonus	Intended to motivate executives to achieve annual performance goals and reinforce the Company’s pay-for-performance philosophy. Incentive bonuses are typically paid in cash.

Long-term equity-based incentive compensation	Intended to align a significant portion of executives’ compensation with long-term performance of the Company and its Ordinary Shares while enhancing executive retention.

Generally-applicable employee benefits	Depending on where an executive is based, may include benefits such as a 401(k) savings plan, medical, dental, life and disability insurance, dependent care and healthcare flexible spending account, and employee assistance program benefits that are generally available to all employees in the same location as the executive and are intended to attract and retain employees while providing them with retirement and health and welfare security.

Limited Supplemental Benefits	Intended to attract and retain executives and provide greater internal pay equality for U.S.-based senior management by providing certain U.S.-based senior executives with an annual supplemental benefit allowance that can be used towards the payment of certain pre-approved supplemental benefits.

Employment agreements and severance provisions	Intended to attract and retain executives. Furthermore, employment agreements are intended to provide clarity of role and terms of employment for both the Company and the executives; severance provisions are intended to provide income protection in the event of involuntary, not-for-cause terminations, including in connection with a change of control of the Company.

At our annual meeting held in June 2009, our shareholders approved the 2009 LTIP, and the UTi Worldwide Inc. Executive Incentive Plan, which we refer to as the Executive Incentive Plan. Accordingly, equity-based incentives and incentive bonuses are now made pursuant to the 2009 LTIP and the Executive Incentive Plan, respectively, rather than pursuant to their predecessor plans.

Additional details concerning the three primary components of our compensation program (base salary, incentive bonus and long-term equity based incentives) as they pertain to the Named Executive Officers who are currently with the Company, are provided in this section under the heading “Summary of the Company’s Executive Compensation Program Components — Primary Components of Compensation” below.

Role of the Compensation Committee in Determining Executive Compensation.  Our Board of Directors has delegated most compensation-related matters to our Compensation Committee, with the exception that the full Board retains responsibility for approving the compensation of our chief executive officer. The Compensation Committee recommends or determines, as applicable, the targeted levels of compensation of the Company’s chief executive officer, executive officers, regional presidents and a few other key employees, who we refer to collectively as “senior executives.” In fulfilling these duties, the committee considers a number of factors, including (i) an evaluation of the Chief Executive Officer’s performance and evaluations of the performance of our other senior executives, (ii) consultation with independent compensation consultants, (iii) comparisons to relevant peer group data and other objective data, (iv) consideration of the impact of various regulatory provisions (such as Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), (v) equity holdings of the senior executives and the desire to align the interest of the executives with those of the shareholders and (vi) analysis of compensation trends and practices in industries where our Company competes for qualified executive talent. The Compensation Committee believes that a mix of cash and equity compensation provides balance by incentivizing the senior executives to pursue specific short and long-term performance goals and value creation while aligning the senior executives’ interests with our shareholders’ interests. The Compensation Committee determines whether or not our compensation programs have met their goals primarily by analyzing total compensation paid relative to the overall performance of individual executives and the overall financial performance of our Company.

Independent Consultant Review of Executive Compensation.  In accordance with the Compensation Committee’s charter, the committee has the authority, to the extent it deems necessary and appropriate for the fulfillment of its duties, to select, engage and determine the fees payable to independent counsel and other advisors (including compensation consultants).

In accordance with this authority, in fiscal 2008, 2009 and 2010 the Compensation Committee directly retained Towers Watson as an external consultant to provide information and advice on matters regarding trends in executive compensation, relative executive pay and benefits practices, relative assessment of pay of the Company’s senior executives in relation to corporate performance, and other topics as the Compensation Committee deemed appropriate. The Compensation Committee also consulted with Towers Watson prior to establishing Mr. Kirchner’s overall compensation package when he joined the Company in January 2009. Towers Watson is independent of the Company and reports directly to the Compensation Committee for all matters involving executive compensation. When appropriate, the committee will have discussions with Towers Watson without management present to maintain impartiality. From time to time, with the prior permission of the Compensation Committee, Towers Watson has provided and may in the future provide advice and assistance directly to the Company.

In addition, in fiscal 2009, the Compensation Committee directly retained Frederic Cook as an external consultant to conduct a review of the Company’s executive compensation program with the goal of evaluating whether the Company’s overall executive compensation system was properly aligned with the Company’s financial and strategic objectives as well as emerging best practices. The Compensation Committee also consulted with Frederic Cook prior to establishing Mr. Kirchner’s overall compensation package when he joined the Company in January 2009. Frederic Cook is independent of the Company and reports directly to the Compensation Committee for all matters involving executive compensation. When appropriate, the committee has had and may have discussions with Frederic Cook without management present to maintain impartiality. From time to time, with the prior permission of the Compensation Committee, Frederic Cook has provided and may in the future provide advice and assistance directly to the Company.

Benchmarking and Peer Group.  To assess competitive positioning of the Company’s executive compensation program, the “market” is defined as those companies with which the Company competes for executive talent, business in the domestic and global marketplace, and investor capital. This group generally includes freight forwarding, transportation services and logistics services companies, as well as companies from broader service sectors. Furthermore, the committee believes such companies should be of a comparable size and asset base to the Company (i.e., within a reasonable comparable range on such factors as annual revenue, market capitalization and total assets).

During fiscal 2009, with the assistance of Towers Watson, the Compensation Committee analyzed compensation market data from the following survey sources:

•	Towers Watson’s 2007/2008 Industry Report on Top Management Compensation

•	Mercer’s 2007 Executive Compensation Survey — General Industry

In analyzing this information, the committee focused on companies in service industries with revenues between $2 billion and $4 billion. For the purposes of evaluating the compensation levels of operating executives, the committee focused on service companies with revenues approximating the size of the relevant UTi region or operating unit.

In addition to analyzing relevant market data from published compensation surveys, during fiscal 2009 the committee surveyed the compensation practices of the Company’s peers (the “comparable company group”). This comparable company group generally included freight forwarding, transportation services and logistics services companies. For compensation awarded in fiscal 2009, the peer group consisted of the following:

Fiscal 2009 Peer Group
Abx Air Inc.
CH Robinson Worldwide Inc.
Con-Way Inc.
Expeditors International Washington Inc.
Hub Group Inc.
Pacer International
Park Ohio Holdings Corp.
Ryder System Inc.

The committee did not update the benchmarking and peer group data prior to establishing compensation for fiscal 2010 and fiscal 2011 because, due to the challenging economic environment, the committee decided generally not to increase base salary levels, the percentage of base salary used in determining each executive’s target incentive bonus and the percentage of base salary used in determining each executive’s target long-term equity-based incentive award.

The Compensation Committee has generally used comparisons to the peer group to establish a point of reference to determine whether and to what extent it is creating competitive levels of compensation for our executives. The Compensation Committee compares numerous elements of executive compensation (i.e., base salaries, annual incentive compensation, and equity-based incentives) to establish whether its proposed compensation programs are competitive with those offered by members of the peer group.

The committee generally strives to set compensation targets that are competitive with relevant market data and our peer group. For base salary, as well as target award opportunities for incentive bonuses and long-term equity awards, the committee generally targets, on average, the 50th percentile of compensation reflected in the benchmarking and peer group data discussed above. “Target award opportunities” means the incentive bonus compensation that would be payable to a senior executive upon the achievement of specified performance targets, together with the targeted level of equity-based compensation, which may be tied, in whole or in part, to specified performance targets. However, the peer group review is only one tool used in designing the overall compensation program. As described above, other elements taken into account by the Compensation Committee include the subjective evaluation of the performance of each individual executive in his role, the performance of our Company against financial and strategic goals and objectives, historical pay, and the Compensation Committee’s assessment of the value of retaining the executive. The objective is to provide a compensation structure that is effective and motivating to our executives, while the overall compensation paid is intended to be aligned with the returns delivered to our shareholders. As a result of these and other factors, the actual base salary, incentive bonus and long- term equity paid to a specific executive may be more or less than the 50th percentile of compensation paid out by the comparable company group.

Management Involvement in Compensation Decisions.  For compensation applicable to fiscal 2010 and fiscal 2011, the Compensation Committee considered the recommendations of Mr. Kirchner with respect to the compensation of our senior executives (excluding Mr. Kirchner). The Compensation Committee along with the full Board of Directors determined the compensation of Mr. Kirchner without any input from executive management.

Primary Components of Compensation.  The three primary components of the Company’s executive compensation are:

•	base salary

•	incentive bonus

•	long-term equity-based incentive compensation

In designing and administering its executive compensation program, the Compensation Committee attempts to strike an appropriate balance among these various components, each of which is discussed in greater detail below.

Base Salary.  Each senior executive’s base salary is, in general, established on a basis which takes into account the executive’s experience level and scope of responsibility, current performance, resident country, future potential and overall contribution. In determining base salary levels, the Compensation Committee also specifically considers the 50th percentile of base pay of similar positions as reflected in the benchmarking and peer group data discussed above. Base salaries are reviewed and approved annually in the first fiscal quarter of each year.

The employment agreements with the Company’s Named Executive Officers provide that their respective annual base salaries may be increased (but not decreased) in the discretion of the Company.

Incentive Bonuses — General

All senior executives participate in the Company’s cash bonus plan, which we call our Executive Incentive Plan. Each senior executive is eligible for an annual cash bonus targeted at a specified percentage of his or her base salary. The percentage is generally based on a number of factors, including the market competitiveness of the relevant individual’s base salary as well as the relevant individual’s experience level and scope of responsibility, resident country, future potential and overall contribution. In determining the annual incentive bonus targets for each senior executive, the Compensation Committee also specifically considers the 50th percentile of incentive bonuses of similar positions as reflected in the benchmarking and peer group data discussed above.

Incentive Bonuses — Fiscal 2010

For fiscal 2010, due to the extremely challenging economic environment, the Compensation Committee approved a management recommendation to determine bonuses for all our bonus eligible employees (including our senior executives but excluding Mr. Kirchner) based solely on the Company’s consolidated net income, with a requirement that bonuses would be paid only if the net income exceeded $88 million (the “Minimum Net Income Threshold”) for the fiscal year. For this purpose, “net income” meant the consolidated net income attributable to the Company, excluding any goodwill impairment charges, restructuring charges or one-time gains or losses, all as determined by the Compensation Committee or the Board of Directors.

For purposes of the fiscal 2010 incentive calculation, the Company’s net income was $37 million. Accordingly, the Company failed to achieve the Minimum Net Income Threshold and, except where required by law or by contract, no incentive bonuses were paid to our employees (including our senior executives) for fiscal 2010.

The incentive bonus structure for fiscal 2010 represented a significant departure from the Company’s historic practice in terms of establishing performance objectives. The change was motivated primarily by the unprecedented economic environment, which caused many companies to reduce costs and implement short-term changes to their overall compensation structures. The modifications we made to our incentive bonus structure for fiscal 2010 were not intended to be a permanent or long-term change in our historic compensation philosophy or structure.

Mr. Kirchner’s fiscal 2010 incentive bonus was not determined based on the criteria above. Instead, Mr. Kirchner’s incentive bonus was determined in a manner consistent with the Company’s historic practice and consistent with the discussions Mr. Kirchner had with members of our Board of Directors prior to his joining the Company in January 2009.

Mr. Kirchner’s employment agreement provided that Mr. Kirchner would have a target cash performance bonus equal to 90% of his annual base salary, which bonus would not be less than $315,000 for fiscal 2010. The non-guaranteed portion of his incentive bonus (representing $315,000) would only be paid if the Company’s other senior executives earned 50% or more of their respective bonuses. Because no other senior executives earned bonuses for fiscal 2010, Mr. Kirchner was not eligible to receive the non-guaranteed portion of his incentive bonus.

Subject to the above, Mr. Kirchner’s fiscal 2010 incentive bonus was determined based on financial and non-financial metrics as set forth below. Because of the unique nature of the incentive bonus structure in place for fiscal 2010 for our employees generally, Mr. Kirchner was eligible to earn only 50% of his targeted incentive cash bonus for the targeted level of financial performance, and incremental amounts above 50% for performance above the targeted level of performance. The Committee adopted this approach because it was not expected that the other senior executives would earn 50% or more of their target incentive bonuses for fiscal 2010.

	% of Incentive Bonus	Target Performance	Actual Performance	Score

Financial Metric
Net income	30%	$88 million	$37 million	0 out of 30
Operating profit as a percentage of net revenue	25%	10.0%	6.1%	0 out of 25
Return on investment	25%	10.1%	6.1%	0 out of 25
Non-Financial Metric
Progress achieved in working with the executive team, evaluating capabilities of the team and executing organizational changes based on this evaluation	5%	—	—	4 out of 5
Progress achieved with the CLIENTasONE strategy	5%	—	—	3 out of 5
Progress achieved with transformation initiatives such as the 4asONE program	5%	—	—	3 out of 5
Performance of duties concerning external representation of the Company (earnings calls; major shareholder interactions; meetings/conferences with financial constituencies, etc.)	5%	—	—	4 out of 5
Total Score:				14 out of 100

The Compensation Committee selected net income, operating profit as a percentage of net revenue and return on investment as the financial metrics most-relevant to Mr. Kirchner’s fiscal 2010 performance because the Compensation Committee believes that these metrics are consistent with the overall goals and long-term strategic direction that the Board has set for the Company. The Compensation Committee chose net income because the Compensation Committee believes potential investors use it as a critical measure when evaluating the Company’s profitability against other companies in our industry. Net income is also an important measure when evaluating the success of the Company’s long-term strategy to reduce costs and streamline operations. The Compensation Committee chose operating profit as a percentage of net revenue because the Compensation Committee believes that potential investors use it when evaluating the efficiency of our business and the success of the Company’s long-term strategy to reduce costs and streamline operations. The Compensation Committee chose return on investment because the Compensation Committee believes that potential investors use it as an important metric for determining the attractiveness of investing in UTi’s Ordinary Shares as compared to other competing investment opportunities. While each of these metrics was important on a stand-alone basis, the Compensation Committee believed the combined focus on all three financial metrics, together with the non-financial metrics outlined above, would help to drive overall operational and financial success for the Company. Historically, the Compensation Committee has included a net revenue metric for evaluating senior executive performance. The Compensation Committee continues to believe that net revenue is an important metric but decided not to include that metric for fiscal 2010 due to the challenging economic environment and the focus on the Company’s profitability.

Incentive Bonuses — Fiscal 2011

For fiscal 2011, the Compensation Committee has approved an incentive bonus structure with performance objectives for the Company’s employees, including its senior executives, that is more consistent with its historic practices. Under the terms of the bonus structure for fiscal 2011, each senior executive is eligible for an incentive bonus based on the achievement of budgeted levels of net revenue, net income and return on investment, subject to the Company exceeding the fiscal 2010 net income level ($37 million), after giving effect to the payment of bonuses to all employees (including senior executives). The weighting for each metric is set forth below:

•	Net revenue — 25% of eligible bonus award

•	Net income — 50% of eligible bonus award

•	Return on investment — 25% of eligible bonus award

The Compensation Committee selected net revenue, net income and return on investment because the Committee believes that these metrics are consistent with the overall goals and long-term strategic direction that the Board has set for the Company. The Committee chose net revenue because it believes that potential investors use it to measure the Company’s growth rates as compared to those of other companies in our industry. The Committee chose net income because it believes that potential investors use it when evaluating our company’s profitability against other companies in our industry. Net income is also an important measure when evaluating the success of the Company’s long-term strategy to reduce costs and streamline operations. The Compensation Committee chose return on investment because the Committee believes that potential investors use it as an important metric for determining the attractiveness of investing in UTi’s Ordinary Shares as compared to other competing investment opportunities. While each of these metrics is important on a stand-alone basis, the Compensation Committee believes the combined focus on all three financial metrics will help to drive overall operational and financial success for the Company.

For the net income and return on investment metrics, if the Company achieves less than 80% of the targeted performance level (the “minimum threshold”) for either metric, no bonus amounts will be earned for that metric. If the Company achieves 80% or more of the targeted performance level, the bonus amount paid for that metric will be as set forth in the table below, subject to a maximum potential payout of 150% of the targeted bonus award for each metric (the “maximum threshold”).

Performance Range	Percentage of Bonus Achieved	Performance Level

< 80% of target	0%	Below minimum
80-100% of target	50-100%	Between minimum and target
100% of target	100%	Target
100-125% of target	100-150%	Between target and maximum
125% of target	150%	Maximum

For net revenue, if the Company achieves less than 90% of the targeted performance level (the “minimum threshold”), no bonus amounts will be earned for that metric. If the Company achieves 90% or more of the targeted performance level, the bonus amount paid for that metric will be as set forth in the table below, subject to a maximum potential payout of 150% of the targeted bonus award for each metric (the “maximum threshold”).

Performance Range	Percentage of Bonus Achieved	Performance Level

< 90% of target	0%	Below minimum
90-100% of target	50-100%	Between minimum and target
100% of target	100%	Target
100-125% of target	100-150%	Between target and maximum
125% of target	150%	Maximum

In setting the performance objectives for incentive bonus payments, the Compensation Committee strives to set the minimum threshold, the target and the maximum threshold at levels such that the relative likelihood that our Company will achieve such goals remains consistent from year to year. It is the intent of the Compensation Committee that the minimum threshold should be attainable a majority of the time, target goals should, on average, be reasonably expected to be achieved and that the maximum threshold should be attained a minority of the time. These levels of expected performance are taken into consideration in the compensation philosophy and evaluation of compensation discussed elsewhere herein.

Establishing the expected performance relative to the criteria above is inherently subject to considerable judgment on the part of the Compensation Committee. When making these judgments the Committee considers the Company’s past performance, the volatility of the performance, the Company’s budget, the macroeconomic environment and other forecasts of future results. Due to the current volatility in the macroeconomic environment and the lack of visibility into near-term performance, the determinations of the Compensation Committee in this regard were particularly difficult this year.

Long-Term Incentives.  The Compensation Committee designs our executive compensation program to provide a substantial portion of total senior executive compensation in the form of equity-based incentives. A “substantial portion” does not necessarily mean that a majority of the senior executives’ compensation will be equity-based compensation, but that the amount will be material or meaningful to the executive. The committee believes equity-based compensation provides an incentive to build value for our Company over the long term, which helps to align the interests of our senior executives with the interests of our shareholders. We currently make equity awards pursuant to our 2009 LTIP, which provides for awards in the form of stock options, restricted shares, restricted share units, and other equity-based awards.

Each year, the Compensation Committee considers an equity award for each senior executive. All awards are based upon a percentage of base salary, with our Named Executive Officers generally having the highest target percentages. The specific amount of the award in any year depends on the Compensation Committee’s assessment, for that year, of the appropriate balance between cash and equity compensation. In making that assessment, the Compensation Committee considers various factors, such as the relative merits of cash and equity as a means for retaining and incentivizing senior executives as well as the practices of other companies in the comparable company group, as reported to the Compensation Committee by Towers Watson from time to time. In addition, the Compensation Committee considers subjective assessments of individual performance, individual pay relative to peers, the components of total annual compensation, and the value of already outstanding grants in determining the size and type of equity-based awards to each senior executive.

Prior to fiscal 2010, we generally granted two types of equity-based incentives each year:

•	Restricted Share Units with 5 year pro rata vesting (subject to earlier vesting in certain circumstances), which means that 20% of the award will vest on each anniversary of the grant date over a 5 year period; and

•	either Performance-Based Restricted Share Units with a three year “cliff” vesting period (subject to earlier vesting in certain circumstances), but only upon the attainment of pre-determined financial targets, or stock options.

Each type of award was generally awarded in equal amounts to each of our senior executives.

For fiscal 2010, due to the challenging economic environment, and the resulting changes made to our 2010 incentive bonus structure discussed above, the Compensation Committee awarded only Restricted Share Units with a 5 year pro rata vesting schedule, except with respect to Mr. Kirchner whose awards are described below. The Compensation Committee determined that these awards were appropriate for providing an element of retention as well as an incentive for long-term performance during these difficult economic times.

For Mr. Kirchner, the Compensation Committee structured an equity-based incentive award consistent with the Company’s historic pay philosophy and consistent with the discussions Mr. Kirchner had with members of the Board prior to his joining the Company in January 2009. Mr. Kirchner’s employment agreement provides that for fiscal 2010 he was to receive an equity-based incentive award with an aggregate target value equal to 300% of his base salary. The committee split this value equally between two types of equity-based incentives:

•	Restricted Share Units with 5 year pro rata vesting (consistent with the awards made to other senior executives); and

•	Stock options that vest on a pro rata basis over a 3-year period (1/3 on each anniversary of the grant date), with a strike price of $13.51 per share.

For fiscal 2011, due to the continued volatility in the global economy and the fact that our senior executives did not receive any cash incentives for fiscal 2010 (excluding Mr. Kirchner, who received the minimum guaranteed amount provided for in his employment agreement), the Compensation Committee awarded only Restricted Share Units with a 5 year pro rata vesting schedule, including with respect to Mr. Kirchner. The Compensation Committee determined that these awards were appropriate for providing an element of retention as well as an incentive for long-term performance during these difficult economic times. However, the Committee also determined that these changes are not intended to be a permanent or long-term change in our historic compensation philosophy or structure.

Additional information regarding the equity-based incentive awards granted to the Named Executive Officers in fiscal 2010 and fiscal 2011 can be found below in this section under the heading “Executive Compensation Awarded in Fiscal 2010 and Fiscal 2011” and in the table below entitled “Fiscal 2010 Grants of Plan Based Awards”.

Policies and Processes Applicable to the Granting of Equity-Based Awards.  The Company’s policy is that the value of all Restricted Share Units and Performance-Based Restricted Share Units awarded shall be determined based on the closing price of the Company’s Ordinary Shares on the date of grant. To the extent stock options are awarded, the strike price for all stock options awarded shall also be the closing price of the Company’s Ordinary Shares on the date of grant. The “grant date” for all equity-based incentive awards is the date the awards are formally approved by the Compensation Committee or the Chief Executive Officer (for employees other than senior executives), as applicable.

The Company’s policy is to generally grant equity-based incentive awards once per year to senior executives following the public release of the Company’s year-end financial results. All other awards are considered on an “as-needed” basis, but only following the public release of the Company’s quarterly financial results. We have adopted this practice because it permits our publicly-reported financial results to be absorbed by the financial markets prior to our issuing equity-based incentive awards and allows our Compensation Committee to consider our final year-end results when approving annual equity-based incentives for our senior executives.

For fiscal 2010 and fiscal 2011, the Compensation Committee evaluated and approved the annual equity-based incentive awards made to our senior executives, and our Chief Executive Officer, with express authority from the Compensation Committee, evaluated and approved all other annual equity-based incentive awards. All equity-based incentives approved by our Chief Executive Officer were subject to criteria and limitations established by the Compensation Committee.

Employee Benefits.  In addition to the above described components of compensation, our senior executives are eligible to participate in benefit plans that are generally available to all our other employees in their respective country of residence or business unit. These plans, depending on the country or business unit where the senior executive is employed, may include a 401(k) savings plan, medical, dental, life and disability insurance, dependent care and healthcare flexible spending account, and employee assistance program benefits. Additionally, our employees are entitled to vacation, sick leave and other paid holidays. The Compensation Committee has reviewed these other components of compensation in relation to the total compensation of the Chief Executive Officer and the other senior executives and determined that they are reasonable and appropriate.

Perquisites.  Prior to fiscal 2009, we had no global policy applicable to perquisites. Our practice relating to perquisites for Named Executive Officers located in the United States had generally been not to offer perquisites, while our practice for regional presidents and other non-U.S.-based senior executives had generally been to offer perquisites consistent with local practices in their resident country. In fiscal 2009, the Company adopted a limited perquisite program for U.S.-based senior executives to create better internal equality among the senior executive team and to provide greater alignment between the Company’s compensation program and that of the market in general. Under the program, certain U.S.-based senior executives, including the Named Executive Officers, receive an annual supplemental benefit allowance, currently established at up to $25,000 per year. The program provides flexibility by allowing each participating executive to select from a menu of pre-approved supplemental benefits. The Compensation Committee administers the program and may, in its discretion, adjust the annual supplemental benefit allowance amount, establish different annual allowance amounts applicable to additional levels of executives, and change the menu of eligible benefits under the program. Additional information regarding the perquisites paid to our Named Executive Officers in fiscal 2010 is set forth in the Summary Compensation Table below.

Tax Law Limits on Executive Compensation.  Section 162(m) of the Code (“Section 162(m)”) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if performance criteria related to such compensation are specified in detail and the shareholders have approved the compensation arrangements. The Company is incorporated in the British Virgin Islands and believes it may not be subject to Section 162(m). To the extent compensation is paid by its United States subsidiaries, such subsidiaries may in certain circumstances be subject to Section 162(m). In this regard, at the 2009 annual meeting, our shareholders approved the Executive Incentive Plan, which plan is designed to allow for incentive bonuses paid by certain of the Company’s U.S. subsidiaries to the Company’s senior executives to be deductible for U.S. federal income tax purposes. However, since corporate objectives may not always be consistent with the requirements for full deductibility, the Company is prepared, if it deems appropriate, to enter into compensation arrangements or pay compensation under which payments may not be deductible under Section 162(m), and the Company believes that it is important to preserve flexibility in designing compensation programs. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m).

Executive Stock Ownership Guidelines.  To help achieve our compensation objective of linking the interests of our shareholders with those of our senior executives, effective February 1, 2010, we established executive stock ownership guidelines covering our senior executives, including our Named Executive Officers. The guidelines provide that each executive achieve ownership of a number of “qualifying shares” with a market value equal to the specified multiple of the executive’s base salary (in effect upon the later of February 1, 2010 or the date he or she first becomes subject to the guidelines) shown below.

Position	Multiple

Chief Executive Officer	3 x salary
Global Executive Vice Presidents	1 x salary
Global Senior Vice Presidents	1 x salary
Regional Presidents	1 x salary

Each senior executive must achieve ownership of the required market value of shares within the later of five (5) years after February 1, 2010, or five (5) years after first becoming subject to these guidelines. Thereafter, the executive must maintain ownership of at least the number of shares that were necessary to meet the executive’s required market value of ownership on the date the requirement was first achieved (subject to certain adjustments in the event of a change in base salary or position). Ownership that counts toward the guidelines includes ordinary shares, restricted share units, restricted shares, deferred share units and common shares beneficially owned by the executive by virtue of being held in a trust, by a spouse or by the executive’s minor children. Shares that an executive holds in the form of unvested restricted shares or unvested restricted share units is counted at 60% of the number of shares held to approximate the after-tax value of those shares. Shares that an executive has a right to acquire through the exercise of stock options (whether or not vested) or that may be issued pursuant to unvested performance-based restricted share units are not counted towards the share ownership requirement.

Executive Compensation Recoupment Policy.  Under the Company’s incentive compensation recoupment policy, if the Board or the Compensation Committee determines that any fraud or intentional misconduct by any Named Executive Officer was a significant contributing factor to the Company having to materially restate all or a portion of its financial statement(s), the Board or Compensation Committee may take, in its discretion, such action as it deems necessary and appropriate to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or Committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. If the Board or Committee determines that the restatement was the result of fraud or intentional misconduct, the Board may, to the extent permitted by applicable law, require reimbursement of any bonus or incentive compensation paid to any Named Executive Officer, cause the cancellation of Restricted Share Units, Performance-Based Restricted Share Units, stock options and/or other equity based incentives, and seek reimbursement of any gains realized upon the exercise of any equity-based incentives or the sale of any shares underlying Restricted Share Units and/or Performance-Based Restricted Share Units, in each case, if and to the extent that (1) the amount of bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (2) the executive engaged in a fraud or intentional misconduct that caused or substantially contributed to the need for the restatement, and (3) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the executive, authorize legal action, or take such other action to enforce the executive’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case.

Employment Agreements and Post-Termination Compensation.  Each of the Named Executive Officers who is currently employed by the Company is a party to an employment agreement with the Company. A summary description of the terms of these agreements with the Named Executive Officers can be found below in this proxy statement under the caption “Compensation of Executive Officers — Employment Agreements.” The employment agreements define the Company’s right to terminate the employment relationship (and related obligations) and help protect the Company from certain business risks. In return, the executive officers are provided assurances with regard to salary, other compensation and benefits, as well as severance and related benefits if the executive’s employment terminates under certain circumstances, including in the event of a “change of control”. Mr. Hextall, who resigned as an officer effective July 28, 2009, entered into a Separation Agreement and General Release with the Company (the “Hextall Separation Agreement”) which provides

Mr. Hextall with certain post-termination benefits. See the section below entitled “Compensation of Executive Officers — Termination and Change of Control Payments”.

The Compensation Committee believes that these severance and change of control arrangements are an important part of overall compensation for our Named Executive Officers because they help to secure the continued employment and dedication of our Named Executive Officers, notwithstanding any concern that they might have regarding their own continued employment prior to or following a change of control. The Compensation Committee also believes that these arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees.

Executive Compensation Awarded in Fiscal 2010 and Fiscal 2011

Chief Executive Officer Compensation.  Mr. Kirchner joined the Company as its Chief Executive Officer in January 2009. Mr. Kirchner is party to an employment agreement between himself and an indirect subsidiary of the Company. The employment agreement, which may be terminated by either party upon advance notice as provided for therein, provides that Mr. Kirchner’s annual base salary shall be $700,000 (subject to future increases, but not decreases). The employment agreement also provides that for fiscal 2010 Mr. Kirchner had a target cash performance bonus equal to 90% of his annual base salary, which bonus would not, under any circumstances, be less than $315,000 for fiscal 2010. For fiscal 2011 and thereafter, Mr. Kirchner is eligible for consideration for an annual cash performance bonus in accordance with the applicable terms of the bonus plan in effect from time to time with a target amount equal to 90% of his base salary. The employment agreement also provides that Mr. Kirchner was entitled to receive a one-time signing bonus of $150,000 and relocation assistance. Under the agreement, Mr. Kirchner is entitled to four weeks of vacation each year and to compensation for earned but unused vacation days determined in accordance with the Company’s vacation policy. During the term of his employment, Mr. Kirchner is entitled to reimbursement for reasonable out-of-pocket travel and other business expenses (excluding ordinary commuting expenses) and to participate in applicable medical, dental, disability and life insurance plans, 401(k) plans and other employee welfare and benefit plans or programs made available to the Company’s U.S.-based employees generally. The employment agreement also contains non-disclosure and non-solicitation provisions.

Upon a termination of Mr. Kirchner’s employment by the Company without “cause”, under his employment agreement Mr. Kirchner is entitled to continue to receive his monthly salary and benefits for a period of six months, and thereafter, severance equal to six months base salary and a pro rata portion of his cash bonus for the year in which he was terminated, if any. If within twelve months following a change of control of the Company, Mr. Kirchner’s employment is terminated without “cause”, or if Mr. Kirchner is entitled to terminate his employment for “good reason”, in each case as provided for in his employment agreement, then Mr. Kirchner shall be entitled to receive payments equal to twenty-four months of his base salary, plus a pro rata portion of his target bonus for such year.

Mr. Kirchner’s employment agreement provides that for fiscal 2010 he was to be granted equity-based incentive awards with an aggregate target value equal to 300% of Mr. Kirchner’s base salary. For fiscal 2011 and thereafter, Mr. Kirchner is eligible for consideration for one or more annual equity-based incentive awards, which awards are to be made in accordance with the applicable terms of the incentive plans in effect from time to time and shall be considered at a target value equal to 300% of Mr. Kirchner’s base salary, as determined by the Compensation Committee and the Board of Directors.

In April 2009, consistent with the terms of his employment agreement, Mr. Kirchner was awarded 77,720 Restricted Share Units, plus stock options to purchase 166,836 Ordinary Shares. The stock options have a strike price of $13.51 (the closing price of the Company’s Ordinary Shares on the grant date) and they vest on a pro rata basis over a 3-year period (1/3 on each anniversary of the grant date).

Prior to establishing Mr. Kirchner’s overall compensation package, the Compensation Committee consulted with each of Towers Watson and Frederic Cook and reviewed relevant benchmarking and peer group data.

In April 2010, pursuant to the terms of Mr. Kirchner’s employment agreement, Mr. Kirchner received a payment of $315,000 for fiscal 2010.

For fiscal 2011, in connection with the Company’s annual review process, the Compensation Committee determined not to make any changes to Mr. Kirchner’s base salary, target bonus percentage or target equity-based incentive percentage. Accordingly, for fiscal 2011, Mr. Kirchner’s base salary remains $700,000, his target bonus percentage remains 90% of his base salary and his target equity-based incentive percentage remains 300% of his base salary. In addition, in April 2010, Mr. Kirchner was granted 122,520 Restricted Share Units with a 5-year pro rata vesting period.

Compensation of Other Named Executive Officers

Lance D’Amico.  For fiscal 2010, Mr. D’Amico was paid a base salary of $350,000 and, because the Company did not achieve the minimum performance threshold under its incentive bonus plan for fiscal 2010 as described above, Mr. D’Amico did not receive any incentive bonus. In April 2009, the Compensation Committee granted Mr. D’Amico 31,088 Restricted Share Units, representing a grant date fair value equal to 120% of his base salary.

In March 2010, in connection with the Company’s annual review process, the Compensation Committee determined to maintain Mr. D’Amico’s base salary of $350,000 for the remainder of fiscal 2011. In April 2010, the Compensation Committee granted Mr. D’Amico 24,504 Restricted Share Units. Mr. D’Amico’s target bonus for fiscal 2010 was 50% of his base salary and Mr. D’Amico’s target bonus for fiscal 2011 remains 50% of his base salary. Mr. D’Amico’s target equity award for fiscal 2010 and fiscal 2011 was 120% of his base salary.

William Gates.  For fiscal 2010, Mr. Gates was paid a base salary of $350,000 and, because the Company did not achieve the minimum performance threshold under its incentive bonus plan for fiscal 2010 as described above, Mr. Gates did not receive any incentive bonus. In April 2009, the Compensation Committee granted Mr. Gates 31,088 Restricted Share Units, representing a grant date fair value equal to 120% of his base salary.

In March 2010, in connection with the Company’s annual review process, the Compensation Committee determined to maintain Mr. Gates’ base salary of $350,000 for the remainder of fiscal 2011. In April 2010, the Compensation Committee granted Mr. Gates 24,504 Restricted Share Units. Mr. Gates’ target bonus for fiscal 2010 was 70% of his base salary and Mr. Gates’ target bonus for fiscal 2011 remains 70% of his base salary. Mr. Gates’ target equity award for fiscal 2010 and fiscal 2011 was 120% of his base salary.

Gene Ochi.  For fiscal 2010, Mr. Ochi was paid a base salary of $350,000 and, because the Company did not achieve the minimum performance threshold under its incentive bonus plan for fiscal 2010 as described above, Mr. Ochi did not receive any incentive bonus. In April 2009, the Compensation Committee granted Mr. Ochi 31,088 Restricted Share Units, representing a grant date fair value equal to 120% of his base salary.

In March 2010, in connection with the Company’s annual review process, the Compensation Committee determined to maintain Mr. Ochi’s base salary of $350,000 for the remainder of fiscal 2011. In April 2010, the Compensation Committee granted Mr. Ochi 24,504 Restricted Share Units. Mr. Ochi’s target bonus for fiscal 2010 was 65% of his base salary and Mr. Ochi’s target bonus for fiscal 2011 remains 65% of his base salary. Mr. Ochi’s target equity award for fiscal 2010 and fiscal 2011 was 120% of his base salary.

Lawrence Samuels.  For fiscal 2010, Mr. Samuels was paid a base salary of $375,000 and, because the Company did not achieve the minimum performance threshold under its incentive bonus plan for fiscal 2010 as described above, Mr. Samuels did not receive any incentive bonus. In April 2009, the Compensation Committee granted Mr. Samuels 33,309 Restricted Share Units, representing a grant date fair value equal to 120% of his base salary.

In March 2010, in connection with the Company’s annual review process, the Compensation Committee determined to maintain Mr. Samuels’ base salary of $375,000 for the remainder of fiscal 2011. In April 2010, the Compensation Committee granted Mr. Samuels 26,254 Restricted Share Units. Mr. Samuels’ target bonus for fiscal 2010 was 65% of his base salary and Mr. Samuels’ target bonus for fiscal 2011 remains 65% of his base salary. Mr. Samuels’ target equity award for fiscal 2010 and fiscal 2011 was 120% of his base salary.

The following report of our Compensation Committee shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act or to the liabilities of Section 18 of the Securities Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Exchange Act.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section of this proxy statement entitled “Compensation of Executive Officers — Compensation Discussion & Analysis” with management. Based on this review and discussion, the Committee has recommended to the Board of Directors that the section entitled “Compensation of Executive Officers — Compensation Discussion & Analysis,” be included in this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K.

Mr. Allan M. Rosenzweig, Chairman
Mr. Brian D. Belchers
Mr. Leon J. Level
Mr. Donald W. Slager

Summary Compensation Table

The following table provides information concerning the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers as of the end of fiscal 2010, and one additional person who was an executive officer during the first half of fiscal 2010 (the “Named Executive Officers”).

						Non-Equity	Change
				Stock	Option	Incentive Plan	in Pension	All Other	Total
	Fiscal	Salary		Awards	Awards	Compensation	and NQDC	Compensation	Compensation
Name and Principal Position	Year	(1)	Bonus	(2)	(3)	(4)	Earnings	(5)	(6)

Eric W. Kirchner(7)	2010	$700,000	$—	$1,050,000	$1,050,000	$315,000	$—	$30,870	$3,145,870
Chief Executive Officer	2009	26,923	—	—	—	—	—	—	26,923
Lance E. D’Amico	2010	350,000	—	420,000	—	—	—	22,693	792,693
Senior Vice President, Enterprise Support Services & General Counsel
William T. Gates	2010	350,000	—	420,000	—	—	—	22,831	792,831
Executive Vice President; President, Contract Logistics & Distribution	2009	334,538	—	420,000	—	114,600	—	20,892	890,030
Gene Ochi	2010	350,000	—	420,000	—	—	—	14,891	784,891
Executive Vice President;	2009	350,000	—	420,000	—	139,458	—	25,259	934,717
President, Client Growth	2008	346,827	—	420,000	—	144,463	—	7,750	919,040
Lawrence Samuels	2010	375,000	—	450,000	—	—	—	31,125	856,125
Executive Vice President-Finance	2009	367,998	—	450,000	—	159,169	—	30,245	1,007,412
and Chief Financial Officer	2008	346,904	—	420,000	—	129,675	—	7,827	904,406
John Hextall(8)	2010	450,000	—	540,000	—	—	—	46,992	1,036,992
Former Officer	2009	450,000	—	675,000	—	251,100	—	48,859	1,424,959
	2008	440,125	—	675,000	—	118,125	—	58,307	1,291,557

(1)	Salary. The amounts reported in this column represent base salaries paid to each of the Named Executive Officers for fiscal 2010, fiscal 2009 and fiscal 2008, as applicable, except for Messrs. Kirchner and Gates, who were not Named Executive Officers for fiscal 2008, and Mr. D’Amico, who was not a Named Executive Officer for fiscal 2009 and fiscal 2008.

(2)	Stock Awards. The amounts set forth in this column are equal to the grant date fair value of each award as computed in accordance with FASB ASC Topic 718. Each award represents restricted share units issued under the Company’s 2004 Long-Term Incentive Plan.

(3)	Option Awards. No stock options were granted to any of the Named Executive Officers in fiscal 2010, fiscal 2009 or fiscal 2008, other than to Mr. Kirchner. The amounts reported in this column for Mr. Kirchner equal the grant date fair value of each award as computed in accordance with FASB ASC Topic 718.

(4)	Non-Equity Incentive Plan Compensation. The amounts reported in this column represent the amount of incentive bonus paid to each of the Named Executive Officers for fiscal 2010, fiscal 2009 and fiscal 2008, as applicable. No incentive bonuses were paid for fiscal 2010, except that with respect to Mr. Kirchner, his employment agreement provided that he was guaranteed a minimum payment of $315,000 for fiscal 2010. For more information, see the section entitled “Compensation of Executive Officers — Compensation Discussion & Analysis — Executive Compensation Awarded in Fiscal 2009 and Fiscal 2010 — Chief Executive Officer Compensation”.

(5)	All Other Compensation. The amounts reported in this column represent the aggregate dollar amount for each Named Executive Officer for perquisites and other personal benefits. Under rules of the SEC, the Company is required to identify by type all perquisites and other personal benefits for a Named Executive Officer if the total value for all perquisites for that individual equals or exceeds $10,000, and to quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual. For Messrs. Kirchner, D’Amico, Gates, Ochi and Samuels, for fiscal 2010 and fiscal 2009, as applicable, the amount reported in this column represents company contributions under the Company’s 401(k) matching program and amounts reimbursed under the Company’s supplemental benefit plan for U.S.-based senior executives. For Messrs. Ochi and Samuels, for fiscal 2008, the amount reported in this column represents company contributions under the Company’s 401(k) matching program. For Mr. Hextall, during fiscal 2010, fiscal 2009 and fiscal 2008, the amount reported in this column represents $29,270, $27,199 and $37,315, respectively, in contributions to a defined contribution plan for the benefit of Mr. Hextall, plus, in each year, life insurance premiums paid by the Company for the benefit of Mr. Hextall and company contributions under the Company’s 401(k) matching program. The supplemental benefit plan for U.S.-based senior executives provides such executives with an annual supplemental benefit allowance which can be used against a menu of pre-approved benefits. The supplemental benefit allowance is limited to no more than $25,000 per year.

(6)	Total Compensation. The amounts reported in this column are the sum of the prior columns for each of the Named Executive Officers.

(7)	Mr. Kirchner joined the Company on January 19, 2009. Amounts in the table above for fiscal 2009 represent his salary for the last two weeks of fiscal 2009. For information relating to the terms of Mr. Kirchner’s employment, see the section entitled “Compensation of Executive Officers — Compensation Discussion & Analysis — Executive Compensation Awarded in Fiscal 2010 and Fiscal 2011 — Chief Executive Officer Compensation” above.

(8)	Mr. Hextall resigned as our Executive Vice President; President, Freight Forwarding, on July 28, 2009 but remained employed as an employee until January 31, 2010. For more information regarding the terms of Mr. Hextall’s separation, see “Termination and Change of Control Payments” below.

Fiscal 2010 Grants of Plan Based Awards

The following table provides information concerning the annual incentive bonus and equity-based incentive compensation awards made to each of our Named Executive Officers in fiscal 2010.

								All Other	All Other
								Stock	Option
								Awards:	Awards:
		Estimated Future Payouts			Estimated Future Payouts			# of	# of	Exercise or
		Under Non-Equity Incentive			Under Equity Incentive			Shares	Securities	Base Price	Grant Date Fair
	Grant	Plan Awards(1)			Plan Awards			of Stock	Underlying	of Option	Value of Stock and
Executive Officers	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units(2)	Options(3)	Awards	Option Awards

Eric W. Kirchner	3/08/09	$0	$630,000	$945,000	$—	$—	$—	—	—	—	—
	4/14/09	—	—	—	—	—	—	77,720	166,836	$13.51	$2,100,000
Lance E. D’Amico	3/08/09	0	175,000	262,500	—	—	—	—	—	—	—
	4/14/09	—	—	—	—	—	—	31,088	—	—	420,000
William T. Gates	3/08/09	0	245,000	367,500	—	—	—	—	—	—	—
	4/14/09	—	—	—	—	—	—	31,088	—	—	420,000
Gene Ochi	3/08/09	0	227,500	341,250	—	—	—	—	—	—	—
	4/14/09	—	—	—	—	—	—	31,088	—	—	420,000
Lawrence Samuels	3/08/09	0	243,750	365,625	—	—	—	—	—	—	—
	4/14/09	—	—	—	—	—	—	33,309	—	—	450,000
John Hextall	3/08/09	0	315,000	472,500	—	—	—	—	—	—	—
	4/14/09	—	—	—	—	—	—	39,970	—	—	540,000

(1)	The amounts shown represent the potential bonus amounts payable to the Named Executive Officers under the Company’s Executive Incentive Plan for fiscal 2010. The amounts shown in the “Target” column reflect the amounts payable in the event 100% of the targeted performance levels were met. The amounts shown in the “Maximum” column reflect the amounts that potentially could be payable assuming 125% of the targeted performance levels were achieved. Mr. Kirchner had a bonus targeted at 90% of his base salary, Mr. D’Amico had a bonus targeted at 50% of his base salary, each of Messrs. Hextall and Gates had bonuses targeted at 70% of their base salaries, and each of Messrs. Ochi and Samuels had bonuses targeted at 65% of their base salaries. The actual amount paid to Mr. Kirchner was $315,000, based on the fact that such amount was guaranteed in his employment agreement. No amounts were paid to Messrs. D’Amico, Gates, Ochi or Samuels, as described under the section entitled “Compensation of Executive Officer — Compensation Discussion & Analysis — Compensation of Other Named Executive Officers,” or to Mr. Hextall who resigned as an executive officer in July 28, 2009.

(2)	Represents Restricted Share Units awarded to Named Executive Officers under the Company’s 2004 Long-Term Incentive Plan. These Restricted Share Units are subject to a five-year pro rata vesting schedule (i.e. 20% per year over the 5-year period). In the case of Mr. Hextall, 20% of such units vested as of January 31, 2010.

(3)	Represents options to purchase Ordinary Shares awarded to Mr. Kirchner under the Company’s 2004 Long-Term Incentive Plan. These options vest in three equal annual installments (i.e. 1/3 on each anniversary of the grant date).

Outstanding Equity Awards at Fiscal 2010 Year-End

The following table provides information concerning the unexercised stock options and unvested Restricted Share Units outstanding for each of our Named Executive Officers as of the end of fiscal 2010.

	Option Awards					Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market or
			Equity						Awards:	Payout
			Incentive					Market	# of	Value of
			Plan					Value	Unearned	Unearned
			Awards:			# of		of Shares	Shares,	Shares,
	Number of	Number of	# of			Shares or		or Units	Units	Units or
	Securities	Securities	Securities			Units of		of Stock	or Other	Other
	Underlying	Underlying	Underlying/			Stock		That	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	That		Have Not	That	That
	Options	Options	Unearned	Exercise	Expiration	Have Not		Vested	Have Not	Have Not
Executive Officers	Exercisable	Unexercisable	Options	Price	Date(1)	Vested		(2)	Vested	Vested(2)

Eric W. Kirchner	—	166,836	—	$13.51	4/14/2019	77,720	(7)	$1,067,096	—	$—
Lance E. D’Amico	—	—	—	—	—	2,673	(4)	36,700	—	—
						5,037	(5)	69,158	—	—
						8,528	(6)	117,089	—	—
						31,088	(7)	426,838	—	—
William T. Gates	15,474	—	—	22.34	6/15/2015	7,737	(3)	106,229	—	—
						5,186	(4)	71,204	—	—
						7,387	(5)	101,424	—	—
						8,528	(6)	117,089	—	—
						31,088	(7)	426,838	—	—
Gene Ochi	97,500	—	—	6.34	6/5/2012	7,710	(3)	105,858	—	—
	75,000	—	—	11.24	7/30/2013	5,621	(4)	77,176	—	—
	51,300	—	—	15.62	5/4/2014	9,040	(5)	124,119	—	—
	15,420	—	—	22.34	6/15/2015	8,528	(6)	117,089	—	—
						31,088	(7)	426,838	—	—
Lawrence Samuels	105,000	—	—	6.34	6/5/2012	7,440	(3)	102,151	—	—
	75,000	—	—	11.24	7/30/2013	5,621	(4)	77,176	—	—
	43,350	—	—	15.62	5/4/2014	9,040	(5)	124,119	—	—
	14,880	—	—	22.34	6/15/2015	9,136	(6)	125,437	—	—
						33,309	(7)	457,333	—	—
John Hextall(8)	—	—	—	—	—	17,812		244,559	—	—

(1)	The option expiration date for each option grant is the 10-year anniversary of the grant date.

(2)	Based on the closing price of the Company’s Ordinary Shares of $13.73 on January 29, 2010. As of April 30, 2010, the closing price of the Company’s Ordinary Shares was $15.84.

(3)	Represents Restricted Share Units that vested in their entirety on May 1, 2010.

(4)	Represents Restricted Share Units that vest in their entirety on the fifth anniversary of the grant date (May 12, 2006), subject to earlier vesting in certain circumstances, except for Mr. D’Amico, whose Restricted Share Units vest in their entirety on September 27, 2011.

(5)	Represents Restricted Share Units that vest in their entirety on the fifth anniversary of the grant date (April 12, 2007), subject to earlier vesting in certain circumstances.

(6)	Represents Restricted Share Units that vest on a pro rata basis over a 5-year period (i.e. 20% of the award will vest on each anniversary of the grant date). The Restricted Share Units were granted on April 14, 2008.

(7)	Represents Restricted Share Units that vest on a pro rata basis over a 5-year period (i.e. 20% of the award will vest on each anniversary of the grant date). The Restricted Share Units were granted on April 14, 2009.

(8)	All of Mr. Hextall’s unexercised stock options expired 90 days after January 31, 2010 to the extent they were not previously exercised. All of Mr. Hextall’s Restricted Share Units shown in the above table will vest on July 31, 2010 subject to the terms of the Hextall Separation Agreement.

Option Exercises and Stock Vested During Fiscal 2010

The following table provides information concerning the exercises of stock options and the vesting of Restricted Share Units during fiscal 2010 on an aggregated basis for each of our Named Executive Officers.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares		Value Realized
Executive Officers	Acquired on Exercise	on Exercise	Acquired on Vesting		on Vesting(3)

Eric W. Kirchner	—	$—	—		$—
Lance E. D’Amico	—	—	2,132	(1)	28,803
William T. Gates	—	—	2,132	(1)	28,803
Gene Ochi	67,275	667,267	22,988	(2)	309,525
Lawrence Samuels	129,775	1,238,086	20,944	(2)	282,021
John Hextall	—	—	48,582	(4)	659,325

(1)	Represents the vesting of 20% of the total number of Restricted Share Units granted to Messrs. D’Amico and Gates in April 2008 (which vested on April 14, 2009).

(2)	Represents the full vesting of Restricted Share Units granted to Messrs. Ochi and Samuels in April 2004 (which vested on April 30, 2009), as well as the vesting of 20% of the total number of Restricted Share Units granted to Messrs. Ochi and Samuels in April 2008 (which vested on April 14, 2009).

(3)	Calculated based on the closing price of the Company’s Ordinary Shares on the date the stock awards vested. As of April 14, 2009, the closing price of the Company’s Ordinary Shares was $13.51. As of April 30, 2009, the closing price of the Company’s Ordinary Shares was $13.46. As of January 31, 2010, the closing price of the Company’s Ordinary Shares was $13.73. As of April 30, 2010, the closing price of the Company’s Ordinary Shares was $15.84.

(4)	Represents (i) the full vesting of Restricted Share Units granted to Mr. Hextall in April 2004 (which vested on April 30, 2009), (ii) the vesting of 20% of the total number of Restricted Share Units granted to Mr. Hextall in April 2008 (which vested on April 14, 2009) and (iii) the vesting of a portion of the total number of Restricted Share Units granted to Mr. Hextall which were outstanding as of January 31, 2010.

Pension Benefits

The Company does not accrue pension benefits for its senior executives, including the Named Executive Officers.

Non-Qualified Deferred Compensation

The Company does not maintain deferred compensation plans for its U.S. executives which are not qualified under U.S. tax laws. However, prior to January 31, 2010, Mr. Hextall participated in a defined contribution plan established primarily for employees and executives who had relocated outside their usual country of residence. This plan was not qualified under U.S. tax laws. The Company’s contributions for the benefit of Mr. Hextall for fiscal 2010 and for previous fiscal years have been reported in the “All Other Compensation” column of the Summary Compensation Table.

Under the plan in which Mr. Hextall participated, all contributions were made by the Company for the benefit of Mr. Hextall. The maximum contribution per year was £25,000. Contributions were invested in a fund selected by the plan that invested in a broad range of international investments. Based on market performance, dividends and interest were credited to Mr. Hextall’s account. In fiscal 2010, the Company paid $29,270 in contributions to Mr. Hextall’s account, and there were no withdrawals or distributions.

Employment Agreements

Eric Kirchner Employment Agreement

A description of Mr. Kirchner’s employment agreement is included in the section entitled “Compensation of Executive Officers — Compensation Discussion & Analysis — Executive Compensation Awarded in Fiscal 2010 and Fiscal 2011 — Chief Executive Officer Compensation” above.

Lance D’Amico, William Gates, Gene Ochi and Lawrence Samuels Employment Agreements

Each of Messrs. D’Amico, Gates, Ochi and Samuels has entered into an employment agreement with an indirect subsidiary of the Company. Pursuant to the terms of these employment agreements, the Company guaranteed the performance of all of the obligations of the subsidiary under the agreements. The agreements have substantially similar terms, except that the annual compensation and responsibilities under the agreements for each executive are different and, in the case of Mr. Gates, his employment agreement has been amended to provide for his anticipated retirement as an officer of the Company in January 2011, including provisions addressing the vesting of awards held by Mr. Gates upon his retirement and, in certain circumstances, his earlier termination by the Company. In addition to an annual base salary, each executive is entitled to receive an annual cash performance bonus and to participate in the Company’s equity-based incentive plans. The Company or the executive may terminate such agreements for any reason upon six months prior written notice. Under the agreements, the executives are entitled to six months severance in the event the Company terminates their employment without cause. As more fully described under the section entitled “Compensation of Executive Officers — Termination and Change of Control Payments,” below, the executives are entitled to twenty four months severance if they are terminated without “cause” or if they resign for “good reason” within one year following a Change in Control, plus a pro rata portion of their target bonus for such year.

Each of the agreements provides that the Company will pay to the executives a salary that is subject to increase but not decrease. Messrs. D’Amico, Gates, Ochi and Samuels were paid during fiscal 2010 the respective salaries set forth beside their names in the table above entitled “Compensation of Executive Officers — Summary Compensation Table.” Under the agreements, the executives are each entitled to four weeks of vacation each year and to compensation for earned but unused vacation days determined in accordance with the Company’s vacation policy. During the term of their employment, the executives are entitled to reimbursement for reasonable out-of-pocket travel and other business expenses (excluding ordinary commuting expenses) and to participate in applicable medical, dental, disability and life insurance plans, 401(k) plans and other employee welfare and benefit plans or programs made available to the Company’s U.S.-based employees generally. The agreements also contain nondisclosure and nonsolicitation provisions.

Termination and Change of Control Payments

Set forth below is each element of compensation that would be paid to each Named Executive Officer under various post-employment and change-of-control scenarios assuming the triggering event had actually occurred on January 31, 2010. Each of the elements of compensation described below is required under either (1) the terms of the Named Executive Officer’s employment agreement, (2) the terms of the relevant long-term incentive plan (including the award agreements thereunder) or (3) the terms of the Company’s standard benefit plans.

In addition to the amounts below, in connection with any termination of employment, each Named Executive Officer would be entitled to receive the following: (i) all amounts due under applicable notice periods, (ii) all vested amounts paid by the Company under its 401(k) plan or any similar plans, (iii) all amounts earned through the date of termination but not yet paid (bonuses, business expenses, accrued vacation, etc.) and (iv) the value of all vested equity awards, whether in the form of restricted share units or stock options. We have not included these elements of compensation below nor have we valued these elements because they are either payments for services to be rendered (in the case of notice periods) or they are not “triggered” by any termination of employment or change in control. Additional information regarding the equity-based incentive awards held by the Named Executive Officers can be found in the table above entitled “Outstanding Equity Awards at Fiscal 2010 Year-End.” No employment agreement with any Named Executive

Officer includes the continuation of any medical, dental or other similar benefits following their termination of employment and any agreement to provide such benefits would be at the discretion of the Compensation Committee on a case-by-case basis.

Voluntary Termination by Employee

•	None

Involuntary Termination without Cause (“Scenario 1” in the Table below)

•	For Mr. Kirchner, 6 months severance (conditioned on the signing of a standard waiver and release), plus a pro rata portion of his bonus for such year.

•	For Messrs. D’Amico, Gates, Ochi and Samuels, 6 months severance (conditioned on the signing of a standard waiver and release).

•	For Messrs. D’Amico, Ochi and Samuels, with respect to any Restricted Share Units granted to such employee between February 1, 2007 and January 31, 2008, those awards would vest on a pro rata basis.

•	For Messrs. Kirchner, D’Amico, Ochi and Samuels, with respect to any Restricted Share Units granted to such employee on or after February 1, 2008, those awards would vest in an amount equal to the lesser of (a) the total number of shares subject to the award and (b) 20% of the total number of shares subject to the award.

•	For Mr. Gates, if his employment is involuntarily terminated without cause prior to January 31, 2011, all Restricted Share Units granted to Mr. Gates would fully vest on the date of termination.

•	For any unvested stock options held by Mr. Kirchner, those options would fully vest on the date of termination.

Involuntary Termination with Cause

•	None

Termination resulting from Disability (“Scenario 2” in the Table below)

•	For Messrs. Kirchner, D’Amico, Ochi and Samuels, all benefits provided under the Company’s standard long-term disability policy applicable to U.S.-based corporate employees (which would equal 60% of base salary per month up to a maximum of $10,000 per month until the employee reaches the age of 65)

•	For Mr. Gates, salary continuation benefits equal to 100% of his base salary for 26 weeks, plus all benefits provided under the Company’s standard long-term disability policy applicable to certain U.S.-based contract logistics employees (which would equal 60% of base salary per month up to a maximum of $10,000 per month, plus 60% of total cash compensation per month up to a maximum of $3,500 per month, in each case until Mr. Gates reaches the age of 66).

•	For any Restricted Share Units granted to such employee on or prior to January 31, 2008, those awards would vest on a pro rata basis.

•	For any Restricted Share Units granted to such employee on or after February 1, 2008, those awards would vest in an amount equal to the lesser of (a) the total number of shares subject to the award and (b) 20% of the total number of shares subject to the award.

Termination resulting from Death (“Scenario 3” in the Table below)

•	For Messrs. Kirchner, D’Amico, Ochi and Samuels, all benefits provided under the Company’s standard life insurance policy applicable to U.S.-based corporate employees (which would equal two times the employee’s then base salary).

•	For Mr. Gates, all benefits provided under the Company’s standard life insurance policy applicable to certain U.S.-based contract logistics employees (which would equal two times Mr. Gates’ then base salary in an amount not to exceed $500,000).

•	For any Restricted Share Units granted to such employee on or prior to January 31, 2008, those awards would vest on a pro rata basis.

•	For any Restricted Share Units granted to such employee on or after February 1, 2008, those awards would vest in an amount equal to the lesser of (a) the total number of shares subject to the award and (b) 20% of the total number of shares subject to the award.

Change in Control (“Scenario 4” in the Table below)

•	For any Restricted Share Units granted to such employee prior to February 1, 2007, those awards would vest on a pro rata basis upon the occurrence of any change in control (as defined in each executive’s employment agreement).

Termination during the first 12 months following a Change in Control (including the termination by employee for “Good Reason” (as defined in such employee’s employment agreement)) (“Scenario 5” in the Table below)

•	24 months severance, payable in 24 monthly installments (conditioned on the signing of a standard release and waiver)

•	For Messrs. D’Amico, Ochi and Samuels, with respect to any Restricted Share Units granted to such employee prior to February 1, 2007, those awards would vest on a pro rata basis, plus the awards would have an additional 12 months of vesting due to the employee’s termination within 12 months following the change in control.

•	For Messrs. Kirchner, D’Amico, Ochi and Samuels, with respect to any Restricted Share Units granted to such employee on or after February 1, 2007, those awards would fully vest on the date of termination.

•	For Messrs. D’Amico, Ochi and Samuels, with respect to any Restricted Share Units granted prior to February 1, 2007, see the heading entitled “Change in Control” above.

•	For Mr. Gates, if his employment is involuntarily terminated without cause prior to January 31, 2011, all Restricted Share Units granted to Mr. Gates would fully vest on the date of termination.

•	For any unvested stock options held by Mr. Kirchner, those options would fully vest on the date of termination.

Definitions of “Change of Control” and “Good Reason”

Change of Control.  The Company’s 2004 Long-Term Incentive Plan, 2009 LTIP and each of the executives’ employment agreements contain a substantially similar definition of “Change of Control,” which occurs if:

•	There is a sale, transfer or disposition of all or substantially all of the assets and property of the Company;

•	Any “person” is or becomes the “beneficial owner,” directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding securities (excluding acquisitions of securities directly from the Company or by employee benefit plans sponsored or maintained by the Company or its controlled entities);

•	During any period of two (2) consecutive years during the term of the employment agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company cease to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

•	The Company is dissolved or liquidated, or a merger, reorganization or consolidation of the Company occurs in which the former holders of the Company’s securities own less than 50% of the combined voting power of the surviving entity.

Good Reason.  Under their respective employment agreements, each of Messrs. Kirchner, D’Amico, Gates, Ochi and Samuels has “Good Reason” to resign following a Change of Control if (i) the Company relocates him to a location that is outside a radius of two hundred fifty miles from the location where he was based just prior to the Change of Control (50 miles in the case of Mr. Kirchner and Mr. D’Amico), or (ii) the Company reduces his duties and responsibilities resulting in a material adverse reduction in his duties, authority or responsibilities and fails to cure the breach after written notice and a cure period. In addition, in the case of Messrs. Kirchner, D’Amico and Samuels, they have “Good Reason” to resign following a Change of Control if the Company no longer has securities registered under the Securities Exchange Act of 1934, as amended.

The following table quantifies the amounts payable to each Named Executive Officer under the scenarios described above. For the purposes of determining the value of any equity-based compensation, we have assumed that the relevant triggering event took place on January 31, 2010, the last day of fiscal 2010, and that the Company’s stock is valued at $13.73, the closing price on such date. As of April 30, 2010, the closing price of the Company’s stock was $15.84. We have not included any equity-based compensation issued after January 31, 2010, which is described in the section above entitled “Compensation of Executive Officers — Compensation Discussion & Analysis — Executive Compensation Awarded in Fiscal 2010 and Fiscal 2011.”

		Value of
		Accelerated
	Cash	Equity
Executive Officers	Payment	Awards	Other Benefits		Total Benefits

Eric Kirchner
• Scenario 1	$350,000	$250,123	$—		$600,123
• Scenario 2	—	213,419	1,680,000	(1)	1,893,419
• Scenario 3	—	213,419	1,400,000	(2)	1,613,419
• Scenario 4	—	—	—		—
• Scenario 5	1,400,000	1,103,800	—		2,503,800

Lance E. D’Amico
• Scenario 1	175,000	153,445	—		328,445
• Scenario 2	—	178,006	2,880,000	(1)	3,058,006
• Scenario 3	—	178,006	700,000	(2)	878,006
• Scenario 4	—	24,561	—		24,561
• Scenario 5	700,000	644,982	—		1,344,982

William Gates
• Scenario 1	175,000	822,784	—		997,784
• Scenario 2	—	325,573	782,500	(1)	1,108,073
• Scenario 3	—	325,573	500,000	(2)	825,573
• Scenario 4	—	154,026	—		154,026
• Scenario 5	700,000	822,784	—		1,522,784

Gene Ochi
• Scenario 1	175,000	184,280	—		359,280
• Scenario 2	—	342,967	550,000	(1)	892,967
• Scenario 3	—	342,967	700,000	(2)	1,042,967
• Scenario 4	—	158,687	—		158,687
• Scenario 5	700,000	847,320	—		1,547,320

		Value of
		Accelerated
	Cash	Equity
Executive Officers	Payment	Awards	Other Benefits		Total Benefits

Lawrence Samuels
• Scenario 1	187,500	192,449	—		379,949
• Scenario 2	—	347,610	1,400,000	(1)	1,747,610
• Scenario 3	—	347,610	750,000	(2)	1,097,610
• Scenario 4	—	155,610	—		155,610
• Scenario 5	750,000	882,441	—		1,632,441

(1)	Except with respect to Mr. Gates, represents the total value payable to such executive under the Company’s standard long-term disability policy applicable to U.S.-based corporate employees. This payout assumes that such executive is paid $10,000 per month for the period of time from his age as of January 31, 2010 until he reaches the age of 65. Mr. Gates is entitled to salary continuation benefits equal to 100% of his base salary for 26 weeks, plus all benefits provided under the Company’s standard long-term disability policy applicable to certain U.S.-based contract logistics employees. This payment assumes that Mr. Gates is paid $13,500 per month for the period of time from his age as of January 31, 2010 until he reaches the age of 66.

(2)	Except with respect to Mr. Gates, represents the total value payable to such executive under the Company’s standard life insurance policy applicable to U.S.-based corporate employees. Mr. Gates is entitled to the standard life insurance benefits applicable to certain U.S.-based contract logistics employees, which equals two times Mr. Gates’ then base salary in an amount not to exceed $500,000.

Mr. Hextall resigned from his position as our Executive Vice President; President, Freight Forwarding, effective as of July 28, 2009 and as an employee effective as of January 31, 2010, all pursuant to the Hextall Separation Agreement. Under the terms of the Hextall Separation Agreement, Mr. Hextall continued to receive his salary and benefits through January 31, 2010. Additionally, the Hextall Separation Agreement provides that Mr. Hextall will receive severance pay at his base salary rate in effect as of July 28, 2009 for the period from February 1, 2010 through July 31, 2010. Notwithstanding the fact that Mr. Hextall resigned, the Compensation Committee deemed Mr. Hextall’s separation as a termination without cause for purposes of his outstanding Restricted Share Unit awards and, as a result thereof, 19,410 Restricted Share Units (that would have otherwise expired unvested) vested on January 31, 2010, Mr. Hextall’s last day of employment. An additional 17,812 Restricted Share Units (that would have also otherwise expired unvested) will vest on July 31, 2010, pursuant to the Hextall Separation Agreement, if Mr. Hextall has fully complied with the terms of the Hextall Separation Agreement (as well as certain terms of his Employment Agreement which continue to survive) from July 28, 2009 through July 31, 2010. The following table quantifies the amounts paid or payable to Mr. Hextall pursuant to the Hextall Separation Agreement.

	Value of
	Accelerated
	Equity
Cash Severance Payment	Awards(1)	Total Benefits

$225,000	$511,058	$736,058

(1)	Calculated based on the closing price of the Company’s ordinary shares on January 31, 2010, which was $13.73, and assuming that the incremental 17,812 Restricted Shares Units subject to vesting on July 31, 2010 actually vest.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company’s Board of Directors currently consists of Messrs. Rosenzweig, who chairs the committee, Belchers, Level and Slager. None of these individuals was an officer or employee of the Company or any of its subsidiaries at any time during fiscal 2010, and none has ever served as an officer of the Company or any of its subsidiaries and none has had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K of the Securities Exchange Act. No executive officer of the Company served during fiscal 2010 as a member of a compensation committee or director of another entity, one of whose executive officers serves on the Compensation Committee or as a director of the Company. Our Compensation Committee is responsible for making determinations regarding base salaries, incentive bonuses, equity-based compensation awards and other compensation for the Company’s senior executive officers, with the exception that the full Board retains responsibility for approving the compensation of our chief executive officer.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Relationship of the Company with Independent Registered Public Accountants

Deloitte & Touche LLP (“Deloitte”) served as the Company’s independent registered public accountants in fiscal 2010. Fees for professional services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates in fiscal years 2010 and 2009 were as follows:

	FY2010	FY2009

Audit Fees(1)	$6,668,000	$6,924,000
Audit-Related Fees(2)	103,000	146,000
Tax Fees(3)	452,000	105,000
All Other Fees(4)	96,000	272,000

Total	$7,319,000	$7,447,000

(1)	Audit fees principally reflect fees associated with the audit of the Company’s consolidated annual financial statements and review of the Company’s consolidated interim financial statements included in the Company’s filings and submissions to the SEC, in addition to the audits of subsidiaries financial statements required for statutory purposes. Audit fees include the audit of the effectiveness of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley 404”).

(2)	For fiscal 2010, audit-related fees include $18,000 for employee benefit plan audits, $15,000 for acquisition related procedures, and $70,000 for accounting consultations.

(3)	Includes fees for tax compliance, tax advice and tax planning.

(4)	Includes fees for business process transformation efforts and risk consulting services.

The Audit Committee pre-approved all services described above for fiscal 2010, including non-audit services, and has determined that these fees and services are compatible with maintaining the independence of Deloitte. The Audit Committee requires that the services provided by Deloitte be pre-approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the Company’s independent registered public accountants. The Audit Committee has selected Deloitte as the Company’s registered public accountants for the fiscal year ending January 31, 2011, and has recommended to the Board of Directors that such selection be submitted to the Company’s shareholders for ratification.

The Company’s management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Company’s internal control over financial reporting. Deloitte is responsible for performing an audit of those financial statements and internal control over financial reporting and issuing reports thereon. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. The members of the Audit Committee are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and Deloitte.

In this context, the Audit Committee has met and held discussions with the Company’s management, the Company’s internal auditors and Deloitte with respect to our audited consolidated financial statements for fiscal 2010 and related matters. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. We met with the internal auditors and Deloitte, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee has discussed with Deloitte matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended or supplemented. In addition, Deloitte provided to the Audit Committee the written disclosures and the letter required by Public Company Accounting Oversight Board Rule 3526, Communications with Audit Committees Concerning Independence,  and represented that it is independent from the Company. We discussed with Deloitte its views as to Deloitte’s independence from the Company and the Company’s management. When considering Deloitte’s independence, we considered whether the provision of non-audit services was compatible with maintaining Deloitte’s independence.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above, we recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended January 31, 2010 be included in the Company’s Annual Report on Form 10-K.

Submitted by the Audit Committee:

Leon J. Level, Chairman
C. John Langley, Jr.
Allan M. Rosenzweig

The above report shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(PROPOSAL 2)

The Audit Committee has selected Deloitte to act as independent registered public accountants for the fiscal year ending January 31, 2011. The Board is submitting the appointment of independent registered public accountants to the shareholders for ratification at the Annual Meeting. Deloitte has served as independent registered public accountants for the Company since 1993. Deloitte has advised the Company that it has no direct or indirect financial interest in the Company. Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Shareholder ratification of the appointment of Deloitte as the Company’s independent registered public accountants is not required by the Company’s Amended and Restated Articles of Association or otherwise. However, the Board of Directors is submitting the selection of Deloitte to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will consider whether or not to retain Deloitte for the fiscal year ending January 31, 2012. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Ratification of the appointment of Deloitte as the Company’s independent registered public accountants requires the affirmative vote of a majority of the Ordinary Shares present in person or by proxy at the Annual Meeting and voting on the proposal.

The Board of Directors recommends a vote “for” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountants of the Company for the fiscal year ending January 31, 2011, and unless otherwise directed in the accompanying proxy, the persons named therein will vote for such ratification.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Pursuant to our Audit Committee’s charter and as required by Nasdaq Rules, our Audit Committee or a comparable independent body of our Board of Directors is responsible for reviewing and approving related party transactions (as that term is defined in the SEC regulations). Since February 1, 2009, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of more than five percent of our Ordinary Shares, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by the Company and written representations received from the Company’s directors and officers, the Company believes that all reports required to be filed under Section 16(a) were filed on a timely basis for the fiscal year ended January 31, 2010. On April 23, 2010, Ron Glickman, an executive officer of the Company, filed with the SEC an amendment (the “Amended Form 3”) to the Form 3 previously filed by Mr. Glickman with the SEC on February 15, 2008 (the “Original Form 3”) and an amendment (the “Amended Form 4”) to the Form 4 previously filed by Mr. Glickman with the SEC on April 16, 2010 (the “Original Form 4”). The Amended Form 3, disclosed Mr. Glickman’s ownership of an additional 1,440 ordinary shares (the “Additional Shares”) that Mr. Glickman owned prior to the date the Original Form 3 was filed with the SEC, which ownership had been inadvertently omitted from the Original Form 3. The Amended Form 4 disclosed Mr. Glickman’s sale of the Additional Shares on April 14, 2010, which sale had been inadvertently omitted from the Original Form 4.

SUBMISSION OF SHAREHOLDER PROPOSALS
AND DIRECTOR NOMINATIONS FOR THE 2011 ANNUAL MEETING

Nominations for Directors for the 2011 Annual Meeting

No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Procedures. Nominations of persons for election to the Board of Directors shall be made only at a meeting of shareholders and only (a) by or at the direction of the Board of Directors or (b) by a shareholder entitled to vote for the election of directors who complies with the Nomination Procedures.

Nominations by shareholders must be made in writing to the Secretary of the Company and must comply with all of the applicable requirements contained in our Articles of Association. Under the Nomination Procedures currently in effect, to be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting changes by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting. Any adjournment or postponement of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for the purposes of this notice to be a continuation of the original meeting and no nominations by a shareholder of persons to be elected directors of the Company may be made at any such reconvened meeting unless pursuant to a notice which was timely for the meeting on the date originally scheduled. Therefore, in order to be timely for the 2011 annual meeting, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than March 16, 2011 and not later than April 15, 2011. If you would like a copy of the requirements for nominations by shareholders contained in our Articles of Association, please direct your request in writing to UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA, attention: Lance E. D’Amico.

Shareholder Proposals for the 2011 Annual Meeting

Under the terms of the Proposal Procedures, to be properly brought at an annual meeting, business must be (a) by or at the direction of the Chairman of the Board of Directors or (b) by any shareholder who is a holder of record on the record date for such meeting and who complies with the Proposal Procedures.

If you want us to consider including a proposal in the Company’s proxy materials relating to the annual meeting of shareholders to be held in the year 2011, your written proposal must be received by the Company no later than January 17, 2011. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, we will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of shareholders. You should direct any such shareholder proposals to the attention of the Secretary of the Company at UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA.

In order to comply with the Proposal Procedures currently in effect, a shareholder must deliver a written notice regarding the proposal to the Secretary of the Company at the Company’s principal executive offices and meet all of the applicable requirements contained in our Articles of Association.

Under the Proposal Procedures, a shareholder’s notice must be delivered to or mailed and received by us not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting changes by more than 30 days from such anniversary date, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting. Therefore, in order to be timely for the 2011 annual meeting, a shareholder’s notice regarding a proposal not to be included in the Company’s proxy materials must be delivered to or mailed and received at our principal executive offices not earlier than March 16, 2011 and not later than April 15, 2011. If you would like a copy of the requirements for shareholder proposals contained in our Articles of Association, please direct you request to UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA.

ANNUAL REPORT

You may obtain, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2010, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act. You may also obtain copies of exhibits to the Form 10-K, but we will charge a reasonable fee to shareholders requesting such exhibits. You should direct your request in writing to UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA, attention: Lance E. D’Amico, Secretary.

OTHER MATTERS

The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors,

Lance E. D’Amico
Secretary

Long Beach, California
May 17, 2010

ADDITIONAL INFORMATION

If you have questions or need assistance voting, please contact:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by
1:00 a.m., Central Time, on June 14, 2010.

Vote by Internet
•	Log on to the Internet and go to
www.envisionreports.com/UTIW

•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR the nominees listed under Proposal 1 and FOR Proposal 2.

1.	Election of Class “A” Directors:	For	Withhold		For	Withhold		For	Withhold

	01 — C. John Langley, Jr.	☐	☐	02 — Allan M. Rosenzweig	☐	☐	03 — Donald W. Slager	☐	☐

		For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company.	☐	☐	☐	3.	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

B	Non-Voting Items
Change of Address — Please print new address below.		Meeting Attendance

		Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please date this proxy, sign exactly as your name appears hereon and return this proxy promptly using the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

UTi’s Proxy Statement and Annual Report are available
on-line at www.envisionreports.com/UTIW.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — UTi Worldwide Inc.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF UTi WORLDWIDE INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UTi WORLDWIDE INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE
The undersigned shareholder of UTi Worldwide Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held June 14, 2010 and proxy statement, and appoints Eric W. Kirchner and Lance E. D’Amico, or either of them, acting singly, as proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent and vote all ordinary shares of the Company that the undersigned is entitled to vote, either on the undersigned’s behalf or on behalf of any other entity or entities, at the Annual Meeting of Shareholders to be held on Monday, June 14, 2010 at 9:00 a.m. (California time) at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, and at any adjournment(s) and postponement(s) thereof, on all matters coming before the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 ON THE REVERSE SIDE. IN ADDITION, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IN THE EVENT ONE OR MORE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 ON THE REVERSE SIDE IS UNABLE TO OR DECLINES TO SERVE AS A DIRECTOR AT THE TIME OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON AS MAY BE DESIGNATED BY THE COMPANY’S BOARD OF DIRECTORS, IF ANY.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.
(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR the nominees listed under Proposal 1 and FOR Proposal 2.

1.	Election of Class “A” Directors:	For	Withhold		For	Withhold		For	Withhold

	01 — C. John Langley, Jr.	☐	☐	02 — Allan M. Rosenzweig	☐	☐	03 — Donald W. Slager	☐	☐

		For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company.	☐	☐	☐	3.	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please date this proxy, sign exactly as your name appears hereon and return this proxy promptly using the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

UTi’s Proxy Statement and Annual Report are available
on-line at www.envisionreports.com/UTIW.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — UTi Worldwide Inc.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF UTi WORLDWIDE INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UTi WORLDWIDE INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE
The undersigned shareholder of UTi Worldwide Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held June 14, 2010 and proxy statement, and appoints Eric W. Kirchner and Lance E. D’Amico, or either of them, acting singly, as proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent and vote all ordinary shares of the Company that the undersigned is entitled to vote, either on the undersigned’s behalf or on behalf of any other entity or entities, at the Annual Meeting of Shareholders to be held on Monday, June 14, 2010 at 9:00 a.m. (California time) at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, and at any adjournment(s) and postponement(s) thereof, on all matters coming before the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 ON THE REVERSE SIDE. IN ADDITION, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IN THE EVENT ONE OR MORE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 ON THE REVERSE SIDE IS UNABLE TO OR DECLINES TO SERVE AS A DIRECTOR AT THE TIME OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON AS MAY BE DESIGNATED BY THE COMPANY’S BOARD OF DIRECTORS, IF ANY.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.
(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by
1:00 a.m., Central Time, on June 14, 2010.

Vote by Internet
•	Log on to the Internet and go to
www.envisionreports.com/UTIW

•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card — ESPP

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR the nominees listed under Proposal 1 and FOR Proposal 2.

1.	Election of Class “A” Directors:	For	Withhold		For	Withhold		For	Withhold

	01 — C. John Langley, Jr.	☐	☐	02 — Allan M. Rosenzweig	☐	☐	03 — Donald W. Slager	☐	☐

		For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company.	☐	☐	☐	3.	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

B	Non-Voting Items
Change of Address — Please print new address below.		Meeting Attendance

		Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please date this proxy, sign exactly as your name appears hereon and return this proxy promptly using the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

UTi’s Proxy Statement and Annual Report are available
on-line at www.envisionreports.com/UTIW.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — UTi Worldwide Inc.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF UTi WORLDWIDE INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UTi WORLDWIDE INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE
The undersigned shareholder of UTi Worldwide Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held June 14, 2010 and proxy statement, and appoints Eric W. Kirchner and Lance E. D’Amico, or either of them, acting singly, as proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent and vote all ordinary shares of the Company that the undersigned is entitled to vote, either on the undersigned’s behalf or on behalf of any other entity or entities, at the Annual Meeting of Shareholders to be held on Monday, June 14, 2010 at 9:00 a.m. (California time) at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, and at any adjournment(s) and postponement(s) thereof, on all matters coming before the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 ON THE REVERSE SIDE. IN ADDITION, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IN THE EVENT ONE OR MORE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 ON THE REVERSE SIDE IS UNABLE TO OR DECLINES TO SERVE AS A DIRECTOR AT THE TIME OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON AS MAY BE DESIGNATED BY THE COMPANY’S BOARD OF DIRECTORS, IF ANY.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.
(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE.)